Exhibit 99.2

                                    FORM OF
                         MACROSHARES DOWN OIL BENCHMARK
                            HOLDING TRUST AGREEMENT


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                        MACRO SECURITIES DEPOSITOR, LLC,
                                 as Depositor,


                           [                        ],
                  not in its individual capacity but solely as
                                    Trustee


                                      and


                           [                        ],
                  not in its individual capacity but solely as
                    Administrative Agent and Marketing Agent






                  MACROSHARES DOWN OIL BENCHMARK HOLDING TRUST


                                TRUST AGREEMENT










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                               TABLE OF CONTENTS


                                                                                                               Page

                                   ARTICLE I

                                  DEFINITIONS

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Section 1.1       Definitions.....................................................................................2
Section 1.2       Other Definitional Provisions..................................................................18

                                   ARTICLE II

                     CREATION AND DECLARATION OF THE TRUST;
                 FORM OF THE CERTIFICATES; THE INITIAL DEPOSIT;
                     DELIVERY, REGISTRATION OF TRANSFER AND
                     SURRENDER OF DOWN-MACRO HOLDING SHARES

Section 2.1       Initial Deposit................................................................................19
Section 2.2       Acceptance by Trustee..........................................................................19
Section 2.3       Limited Purpose of the Down-MACRO Holding Trust................................................19
Section 2.4       Representations and Warranties of the Depositor................................................19
Section 2.5       Form of Certificates; Book-Entry System; Transferability of Down-MACRO Holding Shares..........21
Section 2.6       Paired Subsequent Issuances....................................................................25
Section 2.7       Down-MACRO Recapitalization Issuance Following a Recapitalization Event........................26
Section 2.8       Down-MACRO Recapitalization Condition..........................................................27

                                  ARTICLE III

        APPOINTMENT OF THE TRUSTEE, ADMINISTRATIVE AND MARKETING AGENT;
             THE ADMINISTRATION AND REINVESTMENT OF THE TREASURIES;
                           ESTABLISHMENT OF ACCOUNTS

Section 3.1       Acceptance of Appointment and Matters Relating to the Trustee..................................28
Section 3.2       Representations, Warranties and Covenants of the Trustee.......................................29
Section 3.3       Acceptance of Appointment and Matters Relating to the Administrative and Marketing Agent.......30
Section 3.4       Representations, Warranties and Covenants of the Administrative Agent and Marketing Agent......31
Section 3.5       Establishment of the Securities Account........................................................33
Section 3.6       Establishment of the Distribution Account......................................................34
Section 3.7       Administration of Treasuries...................................................................35
Section 3.8       Establishment of the Fee Payment Account.......................................................36
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                                   ARTICLE IV

                                  CALCULATIONS

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Section 4.1       Calculations on Price Determination Days.......................................................37
Section 4.2       Calculation of Intraday Indicative Values......................................................38
Section 4.3       Calculation of Income Distribution Payments and Settlement Payments............................39
Section 4.4       Calculations Relating to Paired Subsequent Issuances...........................................39

                                   ARTICLE V

               RIGHTS OF HOLDERS OF THE DOWN-MACRO HOLDING SHARES

Section 5.1       Rights of Holders of the Down-MACRO Holding Shares.............................................39
Section 5.2       Priority of Payments...........................................................................40
Section 5.3       Payment of Expenses............................................................................41
Section 5.4       Payment of Fees................................................................................42
Section 5.5       Payments under the Income Distribution Agreement...............................................42
Section 5.6       Payments under the Settlement Contracts........................................................43

                                   ARTICLE VI

                  REDEMPTIONS OF THE DOWN-MACRO HOLDING SHARES

Section 6.1       Paired Optional Redemptions....................................................................43
Section 6.2       Mandatory Redemptions..........................................................................45
Section 6.3       Redemptions on Early Termination Date and Final Scheduled Termination Date.....................45
Section 6.4       Settlement of the Settlement Contracts.........................................................45
Section 6.5       Settlement.....................................................................................45

                                  ARTICLE VII

                          CAPITAL ACCOUNTS OF HOLDERS
                     AND OPERATION THEREOF; TAX ALLOCATIONS

Section 7.1       Capital Contributions..........................................................................47
Section 7.2       Capital Accounts; Allocations..................................................................47
Section 7.3       Regulatory and Related Allocations.............................................................48
Section 7.4       Transfer of or Change in Down-MACRO Holding Shares.............................................50
Section 7.5       Tax Allocations................................................................................50
Section 7.6       Determination of Certain Matters...............................................................52
Section 7.7       No Deficit Makeup..............................................................................52
Section 7.8       U.S. Partnership Tax Treatment.................................................................52
Section 7.9       Definitions....................................................................................53

                                  ARTICLE VIII

              REPORTS TO HOLDERS OF THE DOWN-MACRO HOLDING SHARES

Section 8.1       Reports to Holders of the Down-MACRO Holding Shares............................................54
Section 8.2       Form 8-K Disclosure............................................................................57
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                                   ARTICLE IX

                    OTHER MATTERS RELATING TO THE DEPOSITOR

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Section 9.1       Liability of the Depositor.....................................................................57
Section 9.2       Limitations on Liability of the Depositor......................................................57
Section 9.3       Liabilities; Indemnification...................................................................58

                                   ARTICLE X

                  MATTERS RELATING TO THE ADMINISTRATIVE AGENT

Section 10.1      Role of the Administrative Agent...............................................................59
Section 10.2      Liability of the Administrative Agent..........................................................59
Section 10.3      Limitation on Liability of the Administrative Agent and Others.................................59
Section 10.4      Administrative Agent Indemnification of the Down-MACRO Holding Trust and the Trustee...........59
Section 10.5      Delegation of Duties...........................................................................60

                                   ARTICLE XI

                     EARLY TERMINATION AND RECAPITALIZATION

Section 11.1      Recapitalization Events........................................................................61
Section 11.2      Termination Triggers...........................................................................61

                                  ARTICLE XII

                           TRUSTEE TERMINATION EVENTS

Section 12.1      Trustee Termination Events.....................................................................63
Section 12.2      Force Majeure..................................................................................63
Section 12.3      Notification to Holders of the Down-MACRO Holding Shares.......................................64

                                  ARTICLE XIII

                                  THE TRUSTEE

Section 13.1      Duties of Trustee..............................................................................64
Section 13.2      Rights of the Trustee..........................................................................65
Section 13.3      Trustee Not Liable for Recitals in Down-MACRO Holding Shares...................................66
Section 13.4      Individual Rights of the Trustee...............................................................66
Section 13.5      Compensation...................................................................................67
Section 13.6      Indemnification................................................................................67
Section 13.7      Eligibility Requirements.......................................................................67
Section 13.8      Resignation or Removal of Trustee..............................................................68
Section 13.9      Successor Trustee..............................................................................68
Section 13.10     Merger or Consolidation........................................................................69
Section 13.11     Appointment of Co-Trustee or Separate Trustee..................................................69
Section 13.12     Books, Records; Taxes; Audit...................................................................70
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Section 13.13     Trustee May Enforce Claims Without Possession of Down-MACRO Holding Shares.....................71
Section 13.14     Suits for Enforcement..........................................................................71
Section 13.15     Maintenance of Office or Agency................................................................72

                                  ARTICLE XIV

                                  TERMINATION

Section 14.1      Termination of Trust...........................................................................72

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1      Amendment; Waiver of Past Defaults and Termination.............................................72
Section 15.2      Registration (Initial and Continuing) of Down-MACRO Holding Shares; Certain Securities
                  Law Filings....................................................................................74
Section 15.3      Prospectus Delivery............................................................................74
Section 15.4      Protection of Right, Title and Interest to Trust Assets........................................74
Section 15.5      Limitation on Rights of Holders of the Down-MACRO Holding Shares...............................75
Section 15.6      Certain Rights of Holders of Down-MACRO Holding Shares; Voting.................................76
Section 15.7      MACRO Licensing Agreement with MacroMarkets....................................................76
Section 15.8      Governing Law; Jurisdiction....................................................................76
Section 15.9      Notices........................................................................................77
Section 15.10     Severability of Provisions.....................................................................78
Section 15.11     Down-MACRO Holding Shares Nonassessable and Fully Paid.........................................78
Section 15.12     Further Assurances.............................................................................78
Section 15.13     Non-Petition Covenant; No Proceedings..........................................................78
Section 15.14     No Waiver; Cumulative Remedies.................................................................79
Section 15.15     Counterparts...................................................................................79
Section 15.16     Third-Party Beneficiaries......................................................................79
Section 15.17     Actions or Notices by Holders of the Down-MACRO Holding Shares.................................79
Section 15.18     Merger and Integration.........................................................................79
Section 15.19     Headings.......................................................................................79

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                                    EXHIBITS

EXHIBIT A.........FORM OF DOWN-MACRO HOLDING SHARE
EXHIBIT B.........FORM OF INCOME DISTRIBUTION AGREEMENT
EXHIBIT C.........FORM OF SETTLEMENT CONTRACT
EXHIBIT D.........FORM OF PARTICIPANTS AGREEMENT
EXHIBIT E.........FORM OF MACRO LICENSING AGREEMENT
EXHIBIT F.........FORM OF NYMEX SUBLICENSING AGREEMENT
EXHIBIT G.........FORM OF QUARTERLY SHAREHOLDER STATEMENT

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                         MACROSHARES DOWN OIL BENCHMARK
                            HOLDING TRUST AGREEMENT

                  This TRUST AGREEMENT, dated as of June [ ], 2006 (this "Trust Agreement"), is hereby entered into among MACRO SECURITIES DEPOSITOR, LLC, a Delaware limited liability company, as Depositor (the "Depositor"), [ ], not in its individual capacity but solely as Trustee (the "Trustee"), and [ ], not in its individual capacity but solely as Administrative Agent (in such capacity, the "Administrative Agent") and as Marketing Agent (in such capacity, the "Marketing Agent").

                  WHEREAS, the parties hereto have entered into this Trust Agreement to form a New York trust known as the "MACROShares Down Oil Benchmark Holding Trust" and referred to herein as the "Down-MACRO Holding Trust;"

                  WHEREAS, concurrently with the formation of the Down-MACRO Holding Trust, the Depositor, the Trustee, the Administrative Agent and the Marketing Agent have also entered into a trust agreement, dated as of the date hereof, to form a New York trust that shall be known as the "MACROShares Up Oil Benchmark Holding Trust" and is referred to herein as the "Up-MACRO Holding Trust;"

                  WHEREAS, (i) the Down-MACRO Holding Trust shall issue shares to be known as the "MACROShares Down Oil Benchmark Holding Shares" (referred to herein as the "Down-MACRO Holding Shares") and (ii) the Up-MACRO Holding Trust shall issue shares to be known as the "MACROShares Up Oil Benchmark Holding Shares" (referred to herein as the "Up-MACRO Holding Shares" and, together with the Down-MACRO Holding Shares, the "Paired Holding Shares");

                  WHEREAS, the Depositor has assigned, transferred, conveyed and otherwise set over to the Trustee the Initial Deposit (as defined herein) in consideration for the initial issuance of Down-MACRO Holding Shares, and the Trustee hereby acknowledges receipt of such Initial Deposit in the Down-MACRO Holding Trust, which deposit shall constitute the initial trust estate; and

                  WHEREAS, the parties hereto wish to set forth the terms of the Down-MACRO Holding Trust and the Down-MACRO Holding Shares and the respective powers and duties of the Trustee, the Administrative Agent, the Marketing Agent and the Depositor.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

Section 1.1 Definitions. Whenever used in this Trust Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Account" or "Accounts" shall mean any or all of the Securities Account, the Distribution Account or the Fee Payment Account, as applicable.

         "Acquisition Guidelines" shall have the meaning set forth in Section 3.7(a).

         "Administrative Agent" shall mean [           ], in its capacity as
administrative agent hereunder, and its successors and assigns.

         "Administrative Agent Indemnified Party" shall have the meaning set forth in Section 10.4.

         "Affiliate" shall mean with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. A company is assumed to be an Affiliate if the parent corporation owns 20 percent or more of the outstanding shares.

         "Aggregate Par Amount" shall mean, with respect to any Up-MACRO Holding Shares, any Down-MACRO Holding Shares or any Paired Holding Shares, an amount equal to the number of such shares multiplied by the Up-MACRO Stated Par Amount or the Down-MACRO Stated Par Amount, as applicable.

         "AMEX" shall mean the American Stock Exchange, LLC.

         "Applicable Reference Price of Crude Oil" shall mean, initially, the Light Sweet Crude Oil Price and, in the event that the NYMEX Sublicensing Agreement is terminated by NYMEX, a Substitute Crude Oil Price.

         "Authorized Participant" shall mean any entity that (1) is a registered broker-dealer or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer in order to engage in securities transactions, (2) is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC Participant, (3) is not a Benefit Plan Investor and (4) is a party to the Participants Agreement.

         "Available Income" shall mean with respect to any Calculation Period, the Up-MACRO Available Income or the Down-MACRO Available Income, as applicable.

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         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

         "Beneficial Owners" shall have the meaning set forth in Section
2.5(b).

         "Benefit Plan Investor" shall mean any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

         "Business Day" shall mean any day except Saturday, Sunday or any day on which banks and stock exchanges are generally not open for business in New York, New York.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of the date hereof, by and among the Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee, the Up-MACRO Tradeable Trustee, the NYMEX and the AMEX, pursuant to which the AMEX shall render the calculations set forth therein and in Article IV hereof.

         "Calculation Agent" shall mean the AMEX in its role as calculation agent under the Calculation Agency Agreement.

         "Calculation Period" shall mean with respect to any Distribution Date, the period from and including the last Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The Calculation Period that precedes a particular Distribution Date is referred to herein as being "related" to such Distribution Date.

         "Certificate" shall mean a global certificate registered in the name of Cede & Co. or another designee of the Depository that is executed and delivered by the Trustee under this Trust Agreement evidencing the Down-MACRO Holding Shares.

         "Closing Date" shall mean June [ ], 2006.

         "Code" shall mean U.S. Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office" shall have the meaning set forth under
Section 13.15.

         "Daily Fee Accrual Rate" shall mean, with respect to any date of determination during the first two years following the Closing Date, an amount equal to 1.70% per annum, and with respect to any date of determination during any year thereafter, 1.50% per annum, divided by, in each case, the actual number of days in the current calendar year (as calculated to the tenth decimal place).

         "Daily Yield Rate" shall mean, with respect to any date of determination and each Type of Treasury on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust, as applicable, the applicable per annum Yield Rate for that Type of Treasury divided by the actual number of days in the current calendar year (as calculated to the tenth decimal place).


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         "Depositor" shall mean MACRO Securities Depositor, LLC and its successors and assigns.

         "Depositor Indemnified Party" shall have the meaning set forth in
Section 9.3(c).

         "Depository" shall mean The Depository Trust Company and its successors and assigns.

         "Depository Agreement" shall mean the Letter of Representations, dated as of [ ], 2006, delivered by the Trustee and the Depositor to the Depository, as it may be amended and restated from time to time.

         "Designated Maturity" shall mean, with respect to any date of determination, up to and including the tenth day of the calendar month in which such date of determination occurs, the next succeeding calendar month and, from the eleventh day of the calendar month in which such date of determination occurs until the last day thereof, the second calendar month succeeding the calendar month in which such date of determination occurs.

         "Distribution Account" shall have the meaning set forth in Section 3.6(a).

         "Distribution Date" shall mean the 25th day of each March, June, September and December, or if any such day is not a Business Day, the following Business Day.

         "Distribution Payment Date" shall mean the tenth day following each Distribution Date.

         "Distribution Record Date" shall mean the second Business Day following each Distribution Date.

         "Down-MACRO Administration and Marketing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of [ ]% multiplied by the Down-MACRO Asset Amount on such day, which shall be the combined fee payable to the Administrative Agent and Marketing Agent for services rendered to the Down-MACRO Holding Trust.

         "Down-MACRO Aggregate Par Amount" shall mean, with respect to any date of determination, the product of (a) the aggregate number of Down-MACRO Holding Shares that are Outstanding on such date and (b) the Down-MACRO Stated Par Amount on such date of determination.

         "Down-MACRO Asset Amount" shall mean, (i) with respect any Distribution Date, the aggregate amount of funds on deposit in the Down-MACRO Distribution Account on such Distribution Date, and (ii) with respect to any other date of determination that is not a Distribution Date, an amount equal to: (A) the Down-MACRO Investment Amount plus (B) the Down-MACRO Earned Income Accrual Amount.

         "Down-MACRO Available Income" shall mean with respect to any Distribution Date, the funds remaining on deposit in the Distribution Account after payment priorities first through fourth of Section 5.2(a) hereof have been satisfied in full.

         "Down-MACRO Available Income Accrual Amount" shall mean, on any day of a Calculation Period, the sum of, for each Treasury on deposit in the Down-MACRO Holding Trust

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on such date, the product of (i) the purchase price of that Treasury multiplied by (ii) the Daily Yield Rate applicable to that Treasury.

         "Down-MACRO Calculation Agent Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of [ ]% multiplied by the Down-MACRO Asset Amount on such day, which shall be payable to the Calculation Agent for services rendered under the Calculation Agency Agreement to the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust.

         "Down-MACRO Daily Fee Accrual Amount" shall mean for any Calculation Period and any date of determination occurring during such Calculation Period, the sum of, for each day that has elapsed during such Calculation Period up to but not including the date of determination, the product of the Daily Fee Accrual Rate and the Down-MACRO Asset Amount on each day of such Calculation Period.

         "Down-MACRO Expenses" shall have the meaning specified in Section 5.3 of this Trust Agreement.

         "Down-MACRO Earned Income Accrual Amount" shall mean, with respect to any date of determination, the sum of, for each day that has elapsed during the related Calculation Period up to but not including the date of determination, the Down-MACRO Daily Income for each such day.

         "Down-MACRO Fee Deposit" shall mean, with respect to any Distribution Date and the related Calculation Period, the aggregate Down-MACRO Daily Fee Accrual Amount that has accrued during such Calculation Period.

         "Down-MACRO Fees" shall have the meaning specified in Section 5.4 of the Down-MACRO Holding Trust Agreement.

         "Down-MACRO Holding Shares" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Down-MACRO Holding Trust" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Down-MACRO Income Distribution Payment" shall mean with respect to any Distribution Date an amount equal to:

         (a) if the Down-MACRO Underlying Value on the last Price Determination Day preceding such Distribution Date is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and

         (b)     if the Down-MACRO Asset Amount on the last Price
Determination Day preceding such Distribution Date is greater than the Down-MACRO Underlying Value on such date, an amount equal to (i) the Down-MACRO Available Income for such Distribution Date multiplied by (ii) a fraction the numerator of which is the difference between the Down-MACRO Asset Amount and the Down-MACRO Underlying Value and the denominator of which is the Down-MACRO Asset Amount.

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         "Down-MACRO Income Make-Whole Amount" shall mean, with respect to any
Paired Subsequent Issuance and the Calculation Period during which such Paired Subsequent Issuance is being made, an amount equal to the product of (a) the difference between (i) the average Daily Yield Rate of the Treasuries on deposit in the Down-MACRO Holding Trust prior to such Paired Subsequent Issuance and (ii) the average Daily Yield Rate of the Treasuries available to be acquired by the Down-MACRO Holding Trust with the proceeds of the Paired Subsequent Issuance, and (b) the Aggregate Par Amount of the Down-MACRO Holding Shares being created in such Paired Subsequent Issuance.

         "Down-MACRO Investment Amount" shall mean, with respect to any Calculation Period and any date of determination occurring during such Calculation Period, the amount of cash and Treasuries (that have not yet matured) on deposit in the securities account of the Down-MACRO Holding Trust (not including cash in the Down-MACRO Distribution Account) on such date. All Treasuries on deposit in the Down-MACRO Holding Trust shall be counted for purposes of this definition at their aggregate purchase price.

         "Down-MACRO Licensing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.40% multiplied by the Down-MACRO Asset Amount on such day, which shall be payable to MacroMarkets pursuant to the MACRO Licensing Agreement.

         "Down-MACRO Price Range" shall mean the difference between (i) the Ending Level of the Applicable Reference Price of Crude Oil at which the Down-MACRO Underlying Value is equal to zero and (ii) the Starting Level, as such range may be changed in connection with an Up-MACRO Recapitalization Event and the related Up-MACRO Recapitalization Issuance.

         "Down-MACRO Proportional Mandatory Redemption" shall have the meaning specified in Section 6.2(a) hereof.

         "Down-MACRO Proportionate Mandatory Redemption Percentage" shall mean, with respect to any Redemption Date on which an Up-MACRO Recapitalization Issuance and the related Down-MACRO Proportional Mandatory Redemption are scheduled to occur, a fraction, expressed as a percentage, the numerator of which is the Aggregate Par Amount of Up-MACRO Holding Shares issued in such Up-MACRO Recapitalization Issuance and the denominator of which is twice the Up-MACRO Aggregate Par Amount immediately prior to the occurrence of the Up-MACRO Recapitalization Event which preceded such Up-MACRO Recapitalization Issuance.

         "Down-MACRO Recapitalization Condition" shall have the meaning specified in Section 2.8 of this Trust Agreement.

         "Down-MACRO Recapitalization Event" shall have the meaning specified in Section 11.1(a) hereof.

         "Down-MACRO Recapitalization Issuance" shall have the meaning specified in Section 2.7(a) or (b) of this Trust Agreement.

         "Down-MACRO Recapitalization Redemption" shall have the meaning set forth in Section 6.2(b) of this Trust Agreement.


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         "Down-MACRO Settlement Payment" shall mean, with respect to any
Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

         (a) if the Down-MACRO Underlying Value on such Redemption Date, the Termination Trigger Date preceding such Early Termination Date, or the last Price Determination Day preceding the Final Scheduled Termination Date is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and

         (b) if the Down-MACRO Underlying Value on such Redemption Date, the Termination Trigger Date preceding such Early Termination Date or preceding the Final Scheduled Termination Date is less than the Down-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value multiplied by (ii) the Down-MACRO Redemption Percentage for such Redemption Date, Early Termination Date or Final Scheduled Termination Date.

         "Down-MACRO Stated Par Amount" shall mean (i) prior to the events described in clause (ii) of this definition, the stated par amount of $[ ] per Down-MACRO Holding Share and (ii) following any Down-MACRO Recapitalization Event and a related Down-MACRO Recapitalization Issuance, the stated par amount per Down-MACRO Holding Share set forth in the Down-MACRO Holding Trust Agreement, as amended in connection with such Down-MACRO Recapitalization Event and Down-MACRO Recapitalization Issuance.

         "Down-MACRO Sublicensing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.06% multiplied by the Up-MACRO Asset Amount on such day, which shall be payable to MacroMarkets pursuant to the NYMEX Sublicensing Agreement.

         "Down-MACRO Tradeable Shares" shall mean the pass-through securities issued by the Down-MACRO Tradeable Trust pursuant to the Down-MACRO Tradeable Trust Agreement.

         "Down-MACRO Tradeable Trust" shall mean the MACROShares Down Oil Benchmark Tradeable Trust formed under the Down-MACRO Tradeable Trust Agreement.

         "Down-MACRO Tradeable Trust Agreement" shall mean the Down-MACRO Tradeable Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Down-MACRO Tradeable Trustee.

         "Down-MACRO Tradeable Trustee" shall mean [         ] not in its
individual capacity but solely as trustee of the Down-MACRO Tradeable Trust.

         "Down-MACRO Trustee Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.08% multiplied by the Down-MACRO Aggregate Par Amount on such day, which shall be payable to the Trustee pursuant to this Trust Agreement.

         "Down-MACRO Underlying Value" shall mean with respect to any date of determination:

         (a) if the Ending Level is below the Starting Level, an amount equal to (i) the Down-MACRO Asset Amount on such date of determination plus
(ii) (x) the Up-MACRO Asset Amount on such date of determination multiplied by
(y) the Price Level Percentage Change on

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


such date of determination or, if such date is not a Price Determination Day, on the last preceding Price Determination Day;

         (b) if the Ending Level is above the Starting Level, an amount equal to (i) the Down-MACRO Asset Amount on such date of determination, minus
(ii) (x) such Down-MACRO Asset Amount multiplied by (y) the Price Level Percentage Change on such date of determination or, if such date is not a Price Determination Day, on the last preceding Price Determination Day; and

         (c) if the Ending Level is equal to the Starting Level, the Down-MACRO Asset Amount.

         "DTC Participant" shall mean a participant of the Depository.

         "Early Termination Date" shall mean with respect to any date of determination, the Distribution Date following a Termination Trigger Date.

         "Eligible Deposit Account" shall mean either (a) a segregated non-interest bearing trust account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from a nationally recognized rating agency in one of its generic credit rating categories which signifies investment grade.

         "Eligible Institution" shall mean a depository institution (which may be the Trustee or an Affiliate thereof) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. or (y) a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc., (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's Rating Service or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's Rating Service and (iii) is a member of the Federal Deposit Insurance Corporation.

         "Eligible Treasury" shall mean, on any day on which the Trustee acquires Treasuries on behalf of the Down-MACRO Holding Trust, any United States treasury bill, note or bond, issued by the United States Department of the Treasury in the coin and currency of the United States of America, that matures prior the next scheduled Distribution Date; provided, however, that "Eligible Treasury" shall not include any treasury inflation-protected securities, I bonds, EE/E bonds, HH/H bonds or any other financial product of the United States Department of the Treasury that is issued as a physical certificate.

         "Ending Level" shall mean, with respect to any Price Determination Day, the Applicable Reference Price of Crude Oil on such Price Determination Day.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Bankruptcy" shall occur with respect to any specified Person, if:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

         (c) the board of directors (or similar body) of such Person or the trustee for such Person (in the case of a business or statutory trust) shall vote to implement any of the actions set forth in clause (b) above.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fee Payment Account" shall have the meaning specified in Section 3.8(a) of this Trust Agreement.

         "Final Distribution" shall mean any distribution made in redemption of all or a portion of the Down-MACRO Holding Shares pursuant to Section 5.2(a) or 5.2(b) on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date.

         "Final Scheduled Termination Date" shall mean the Distribution Date scheduled to occur in June of 2026.

         "Form 8-K" shall mean a report on Form 8-K filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Form 10-Q" shall mean the current quarterly report on Form 10-Q filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Form 10-K" shall mean the current annual report on Form 10-K filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Governmental Authority" shall mean any federal, state, local or foreign court or arbitrator or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

         "Holder" shall mean a registered holder of an Up-MACRO Holding Share or Down-MACRO Holding Share, as applicable.

         "Holding Share" shall mean either an Up-MACRO Holding Share or a Down-MACRO Holding Share.

         "Income Distribution Agreement" shall mean the confirmation to the Master Agreement, substantially in the form attached hereto as Exhibit B, to be dated as of the date hereof, pursuant to which the Paired Holding Trusts will be obligated to make payments to each other on each Distribution Date based on the Up-MACRO Underlying Value and the Down-MACRO Underlying Value, respectively.

         "Income Distribution Payment" shall mean, with respect to any Distribution Date, (i) if a payment is required to be made by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Income Distribution Agreement, a Down-MACRO Income Distribution Payment or (ii) if a payment is required to be made by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust and to the extent Up-MACRO Available Income exists, an Up-MACRO Income Distribution Payment.

         "Indirect Participant" shall mean a Person who is not a participant of the Depository but who is a Beneficial Owner through a DTC Participant, either directly or indirectly.

         "Initial Deposit" shall mean the proceeds of the Down-MACRO Holding Shares issued and sold and the proceeds of the Down-MACRO Tradeable Shares issued with respect to the Down-MACRO Holding Shares deposited into the Down-MACRO Tradeable Trust and sold on the Closing Date.

         "Light Sweet Crude Oil Futures Contracts" shall mean NYMEX Division light sweet crude oil futures contracts of the Designated Maturity.

         "Light Sweet Crude Oil Price" shall mean, with respect to any Price Determination Day, the settlement price of the Light Sweet Crude Oil Futures Contracts established by the NYMEX based upon the trading that has occurred in such contracts by open outcry on such Price Determination Day and published to the consolidated tape; provided, that if the NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, then the Light Sweet Crude Oil Price shall be based on trading of the Light Sweet Crude Oil Futures Contracts on the substitute electronic trading platform established by the NYMEX.

         "Loss" shall have the meaning set forth in Section 9.3(b).

         "MACRO Licensing Agreement" shall mean the licensing agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit E, among MacroMarkets, the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust pursuant to which MacroMarkets shall license its patented MACROs technology to each of the MACRO Trusts.

         "MacroMarkets" shall mean MacroMarkets LLC, and its successors and assigns.

         "MACRO Shares" shall mean any or all of the Up-MACRO Holding Shares, the Down-MACRO Holding Shares, the Up-MACRO Tradeable Shares or the Down-MACRO Tradeable Shares, as applicable.

         "MACRO Trust" shall mean any or all of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust, as applicable.

         "MACRO Trustee" shall mean any or all of the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee or the Down-MACRO Tradeable Trustee, as applicable.

         "MACRO Unit" shall consist of, 100,000 Up-MACRO Holding Shares and 100,000 Down-MACRO Holding Shares.

         "Marketing Agent" shall mean [         ], in its capacity as marketing
agent hereunder, and its successors and assigns.

         "Master Agreement" shall mean the ISDA Master Agreement, dated as of the Closing Date, between the Trustee, on behalf of the Down-MACRO Holding Trust and the Up-MACRO Holding Trustee, acting on behalf of the Up-MACRO Holding Trust, as amended and supplemented by the schedule relating thereto.

         "Net Par Amount Change" shall mean, with respect to any Business Day, the net increase or decrease in the Down-MACRO Aggregate Par Amount, after giving effect to any Paired Subsequent Issuances, any Down-MACRO
Recapitalization Issuance, Paired Optional Redemption or Down-MACRO Proportional Mandatory Redemption occurring on that Business Day.

         "New York City Time" shall mean the current local time in New York, New York.

         "Notices" shall have the meaning set forth in Section 15.9(a) hereof.

         "NYMEX" shall mean the New York Mercantile Exchange, Inc. and its successors and assigns.

         "NYMEX Sublicensing Agreement" shall mean the sublicensing agreement, dated as of June [ ], 2006, in substantially the form attached hereto as Exhibit F, between MacroMarkets and the Depositor and acknowledged by the NYMEX, pursuant to which MacroMarkets will sublicense to the MACRO Trusts the right to use the Light Sweet Crude Oil Price in connection with calculating and making distributions on the MACRO Shares.

         "NYMEX Sublicensing Fee" shall mean the fee payable to MacroMarkets under the NYMEX Sublicensing Agreement.

         "Officer's Certificate" shall mean a certificate signed by an officer of the Depositor that is authorized to make such certification.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable to the Trustee.

         "Outstanding" shall mean, with respect to the Up-MACRO Holding Shares or the Down-MACRO Holding Shares, as applicable, and any date of determination, an amount equal to the aggregate number of Up-MACRO Holding Shares or Down-MACRO Holding Shares, as applicable, issued by the Up-MACRO Holding Trust or the Down-MACRO Holding Trust, as applicable, either on the Closing Date or in Paired Subsequent Issuances or in Up-MACRO or Down-MACRO Recapitalization Issuances occurring prior to such date of determination minus any shares redeemed prior to such date of determination.

         "Paired Holding Shares" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Paired Holding Trusts" shall mean the Up-MACRO Holding Trust together with the Down-MACRO Holding Trust.

         "Paired Optional Redemption" shall have the meaning set forth in
Section 6.1(a) hereof.

         "Paired Subsequent Issuance" shall have the meaning set forth in
Section 2.6(a) hereof.

         "Participant Custodian Account" shall have the meaning set forth in the Participants Agreement.

         "Participants Agreement" shall mean the participants agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit D, entered into among the Depositor, the Trustee, the Up-MACRO Holding Trustee, each of the trustees of the Tradeable Trusts, the Administrative Agent and the Authorized Participants who may be party thereto from time to time, which specifies certain procedures for the creation and redemption of the Paired Holding Shares and the exchange of Tradeable Shares for Holding Shares and vice versa.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

         "Price Determination Day" shall mean (i) for so long as the Light Sweet Crude Oil Price is the Applicable Reference Price of Crude Oil, each day on which trading of the Light Sweet Crude Oil Futures Contracts occurs on the NYMEX by open outcry and a settlement price is established by the NYMEX for such contracts not later than the end of trading in the Light Sweet Crude Oil Futures Contracts on such day, and (ii) if a Substitute Crude Oil Price is the Applicable Reference Price of Crude Oil, each day on which a settlement price for the substitute crude oil price is established.

         "Price Level Percentage Change" shall mean with respect to each Price Determination Day, the absolute value of (a)(i) the Ending Level on such Price Determination Day minus (ii) the Starting Level divided by (b)(i) if the Ending Level on such Price Determination Day exceeds the Starting Level, the Down-MACRO Price Range, and (ii) if the Ending Level on such Price Determination Day is less than the Starting Level, the Up-MACRO Price Range.

         "Prospectus" shall mean the prospectus, in the form filed by the Depositor on behalf of the Down-MACRO Holding Trust with the SEC on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the form of final prospectus included in the registration statement, file no. 333-[ ], dated as of [ ], 2006, on and after the date on which such registration statement becomes effective.

         "Purchase Order" shall have the meaning set forth in Section 3(b) of the Participants Agreement.

         "Quarterly Distribution" shall mean with respect to each Distribution Date, an allocation for distribution to be made to the Holders of the Down-MACRO Holding Shares that are Outstanding on the Distribution Date pursuant to priority sixth of Section 5.2(a), which shall consist of the cash on deposit in the Down-MACRO Holding Trust after it makes or receives a payment under the Income Distribution Agreement and makes all other payments or investments in Treasuries that it is required to make pursuant to such Section 5.2(a).

         "Recapitalization Date" shall mean any Business Day on which an order is placed with the Trustee for an Up-MACRO Recapitalization Issuance or a Down-MACRO Recapitalization Issuance.

         "Recapitalization Event" shall mean either an Up-MACRO
Recapitalization Event or a Down-MACRO Recapitalization Event, as applicable.

         "Redemption Cash Component" shall have the meaning set forth in
Section 6.1(d)(iii)

         "Redemption Date" shall mean any Business Day on which a Redemption Order for a Paired Optional Redemption is submitted or an Down-MACRO Recapitalization Redemption or an Down-MACRO Proportional Mandatory Redemption occurs.

         "Redemption Order" shall have the meaning set forth in Section 3(b) of the Participants Agreement.

         "Redemption Percentage Value" shall have the meaning set forth in
Section 6.1(d)(ii).

         "Registered Owner" shall mean the Person in whose name the Down-MACRO Holding Shares are registered on the books of the Trustee maintained for that purpose.

         "Requirements of Law" shall mean with respect to any Person, the certificate of incorporation, articles of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Account" shall have the meaning set forth in Section 3.5(a) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Settlement Contract" shall mean each confirmation, substantially in the form attached hereto as Exhibit C, designated as a "Settlement Contract," referencing the Master Agreement, relating to one MACRO Unit of Paired Holding Shares, dated as of the date on which such MACRO Unit was issued by the Paired Holding Trusts and providing for payments between the Paired Holding Trusts on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, which payments are calculated by reference to the Up-MACRO Underlying Value and the Down-MACRO Underlying Value on the Price Determination Day preceding the Final Scheduled Termination Date, on the Termination Trigger Date preceding an Early Termination Date or on the relevant Redemption Date, as applicable.

         "Settlement Payment" shall mean an Up-MACRO Settlement Payment or a Down-MACRO Settlement Payment, as applicable.

         "Share Register" shall have the meaning set forth in Section 2.5(e) hereof.

         "Starting Level" shall mean $[     ], which was the Applicable
Reference Price of Crude Oil on June [    ], 2006.

         "Subsequent Issuance" shall mean an Up-MACRO Recapitalization Issuance or a Down-MACRO Recapitalization Issuance, as applicable.

         "Subsequent Issuance Date" shall have the meaning set forth in Section 2.6(a) hereof.

         "Substitute Crude Oil Index" shall mean any one of the following [   ].

         "Substitute Crude Oil Price" shall mean, with respect to any Price
Determination Day, [     ].

         "Substitute Index Licensing Agreement" shall mean any licensing arrangement pursuant to which the Down-MACRO Holding Trust acquires the right to use a Substitute Crude Oil Price for the purposes of calculating the Down-MACRO Underlying Value under this Trust Agreement in accordance with Section [ ] of this Trust Agreement.

         "Successor Trustee" shall have the meaning set forth in Section 13.8(c) hereof.

         "Termination Trigger" shall have the meaning set forth in Section 11.2(a) hereof.

         "Termination Trigger Date" shall mean the date on which a Termination Trigger occurs.

         "Tradeable Trusts" shall mean the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust.

         "Transaction Documents" shall mean this Trust Agreement, theUp-MACRO Holding Trust Agreement, the Master Agreement, the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and the Calculation Agency Agreement.

         "Transfer Agent and Registrar" shall have the meaning set forth in
Section 2.5(e) hereof.

         "Treasury" shall mean with respect to any Distribution Date, an Eligible Treasury that matures prior to the next Distribution Date.

         "Trust Assets" shall have the meaning set forth in Section 2.1 hereof.

         "Trust Officer" shall mean any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having responsibility for the administration of this Trust Agreement.

         "Trustee" shall mean [ ], not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Trustee Indemnified Party" shall have the meaning set forth in
Section 13.6 hereof.

         "Trustee Termination Event" shall have the meaning set forth in
Section 12.1 hereof.

         "Trustees" shall mean, collectively, the Trustee and the Up-MACRO Holding Trustee.

         "Type" shall mean, with respect to any Treasury, all Treasuries in the applicable Paired Holding Trust with the same maturity, the same purchase price, the same stated interest rate, if any, the same applicable discount, if any, and the same purchase date.

         "UCC" shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

         "Up-MACRO Aggregate Par Amount" shall mean with respect to any date of determination, an amount equal to the product of (a) the aggregate Outstanding number of Up-MACRO Holding Shares and (b) the Up-MACRO Stated Par Amount on such date of determination.

         "Up-MACRO Asset Amount" shall mean, (i) with respect any Distribution Date, the aggregate amount of funds transferred to the Distribution Account on such Distribution Date, and (ii) with respect to any other date of determination that is not a Distribution Date, an amount equal to: (A) the Up-MACRO Investment Amount plus (B) the Up-MACRO Earned Income Accrual Amount minus (C) the Up-MACRO Daily Fee Accrual Amount.

         "Up-MACRO Available Income" shall mean with respect to any Distribution Date and the related Calculation Period, the funds remaining on deposit in the Up-MACRO Distribution Account after payment priorities first through fourth of Section 5.2(a) of the Up-MACRO Holding Trust Agreement have been satisfied in full.

         "Up-MACRO Available Income Accrual Amount" shall mean, on any day of a Calculation Period, the sum of, for each Treasury on deposit in the Up-MACRO Holding Trust on such date, the product of (i) the purchase price of that Treasury multiplied by (ii) the Daily Yield Rate applicable to that Treasury.

         "Up-MACRO Distribution Account" shall mean the distribution account for the Up-MACRO Holding Trust established pursuant to the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Daily Fee Accrual Amount" shall mean for any Calculation Period and any date of determination occurring during such Calculation Period, the sum of the following products obtained for each day that has elapsed during such Calculation Period (up to but not including the date of determination): the Daily Fee Accrual Rate multiplied by the Up-MACRO Asset Amount on each such day.

         "Up-MACRO Earned Income Accrual Amount" shall mean, with respect to any date of determination, the sum of the Up-MACRO Available Income Accrual Amount for each day that has elapsed during the current Calculation Period up to but not including such date of determination.

         "Up-MACRO Fees" shall have the meaning specified in Section 5.4 of this Trust Agreement.

         "Up-MACRO Holding Shares" shall have the meaning specified in the Recitals to this Trust Agreement.

         "Up-MACRO Holding Trust" shall have the meaning specified in the Recitals to this Trust Agreement.

         "Up-MACRO Holding Trust Agreement" shall mean the MACROShares Up Oil Benchmark Holding Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Up-MACRO Holding Trustee, as such agreement may be amended from time to time.

         "Up-MACRO Holding Trustee" shall mean [       ], not in its individual
capacity but solely as trustee of the Up-MACRO Holding Trust.

         "Up-MACRO Income Distribution Payment" shall mean, with respect to any Distribution Date, an amount equal to:

         (a) if the Up-MACRO Underlying Value on the last Price Determination Day preceding such Distribution Date is greater than or equal to the Up-MACRO Asset Amount on such date, zero; and

         (b) if the Up-MACRO Asset Amount on the last Price Determination Day preceding such Distribution Date is greater than the Up-MACRO Underlying Value on such date, an amount equal to (i) the Up-MACRO Available Income for such Distribution Date multiplied by (ii) a fraction the numerator of which is the difference between the Up-MACRO Asset Amount and the Up-MACRO Underlying Value and the denominator of which is the Up-MACRO Asset Amount.

         "Up-MACRO Income Make-Whole Amount" shall have the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Increase Amount" shall mean, with respect to any Subsequent Issuance Date, an amount equal to (a) the number of Up-MACRO Holding Shares requested by an Authorized Participant and created on that Subsequent Issuance Date multiplied by (b) the Up-MACRO Stated Par Amount.

         "Up-MACRO Investment Amount" shall mean, with respect to any Calculation Period and any date of determination occurring during such Calculation Period, the amount of cash and Treasuries (that have not yet matured) on deposit in the Up-MACRO Holding Trust on such date. All Treasuries on deposit in the Up-MACRO Holding Trust shall be counted for purposes of this definition at their aggregate purchase price.

         "Up-MACRO Price Range" shall have the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Recapitalization Condition" shall have the meaning specified in Section 2.8 of the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Recapitalization Event" shall have the meaning specified in
Section 11.1(c) of the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Recapitalization Issuance" shall mean an issuance of Up-MACRO Holding Shares made following an Up-MACRO Recapitalization Event pursuant to Section [2.7(b)] of the Up-MACRO Holding Trust Agreement..

         "Up-MACRO Recapitalization Redemption" shall mean a redemption of all Outstanding Up-MACRO Holding Shares following the occurrence of an Up-MACRO Recapitalization Event.

         "Up-MACRO Redemption Percentage" shall mean (i) with respect to any Redemption Date, a fraction, expressed as a percentage, the numerator of which is the Aggregate Par Amount of Up-MACRO Holding Shares that are being redeemed on such date and the denominator of which is the Up-MACRO Aggregate Par Amount on such Redemption Date prior to giving effect to the Paired Optional Redemption order placed on such Redemption Date and prior to giving effect to any Paired Subsequent Issuance orders that may also have been placed on such date, and (ii) with respect to any Recapitalization Date, an Early Termination Date or the Final Scheduled Termination Date, 100%.

         "Up-MACRO Settlement Payment" shall mean, with respect to any Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

         (a) if the Up-MACRO Underlying Value on such Redemption Date, the Termination Trigger Date preceding such Early Termination Date, or the last Price Determination Day preceding the Final Scheduled Termination Date is greater than or equal to the Up-MACRO Asset Amount on such date, zero; and

         (b) if the Up-MACRO Underlying Value on such Redemption Date, the Termination Trigger Date preceding such Early Termination Date or preceding the Final Scheduled Termination Date is less than the Up-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value multiplied by (ii) the Up-MACRO Redemption Percentage for such Redemption Date, Early Termination Date or Final Scheduled Termination Date.

         "Up-MACRO Stated Par Amount" shall mean the stated par amount of $[   ]
per Up-MACRO Holding Share.

         "Up-MACRO Tradeable Shares" shall mean the pass-through securities issued by the Up-MACRO Tradeable Trust pursuant to the Up-MACRO Tradeable Trust Agreement.

         "Up-MACRO Tradeable Trust" shall mean the Light Sweet Crude Oil Up-MACRO Tradeable Trust created under the Up-MACRO Tradeable Trust Agreement.

         "Up-MACRO Tradeable Trust Agreement" shall mean the Up-MACRO Tradeable Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Up-MACRO Tradeable Trustee.

         "Up-MACRO Tradeable Trustee" shall mean [              ], not in its
individual capacity but solely as trustee of the Up-MACRO Tradeable Trust.

         "Up-MACRO Underlying Value" shall mean with respect to any Price Determination Day:

         (a) if the Ending Level is above the Starting Level, an amount equal to (i) the Up-MACRO Asset Amount on such date of determination plus (ii)
(x) the Down-MACRO Asset Amount on such date of determination multiplied by (y) the Price Level Percentage Change on such date of determination or, if such date is not a Price Determination Day, on the last preceding Price Determination Day;

         (b) if the Ending Level is below the Starting Level, an amount equal to (i) the Up-MACRO Asset Amount on such date of determination minus (ii)
(x) such Up-MACRO Asset

Amount multiplied by (y) the Price Level Percentage Change on such date of determination or, if such date is not a Price Determination Day, on the last preceding Price Determination Day; and

         (c) if the Ending Level is equal to the Starting Level, the Up-MACRO Asset Amount.

         "Value" shall mean, with respect to any Treasury on deposit at any time in either of the Paired Holding Trusts, the par amount of such Treasury that will be repaid upon the maturity thereof.

         "Yield Rate" shall mean, with respect to any Treasury on deposit at any time in either of the Paired Holding Trusts, the stated interest rate of such Treasury, if any, plus any discount rate applicable to such Treasury, based on the purchase date and purchase price at which the applicable Paired Holding Trust acquired that Treasury (which discount rate may be negative for any Treasury that was purchased at a premium).

               Section 1.2 Other Definitional Provisions.

                  (a) All terms defined in this Trust Agreement shall have the defined meanings when used in any share, certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used in this Trust Agreement and in any share, certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such share, certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such share, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such share, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such share, certificate or other document shall control.

                  (c) The agreements, representations and warranties of MACRO Securities Depositor, LLC in this Trust Agreement in its capacity as Depositor shall be deemed to be the separate agreements, representations and warranties of MACRO Securities Depositor, LLC solely in such capacity for so long as MACRO Securities Depositor, LLC acts in such capacity under this Trust Agreement.

                  (d) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" means "including without limitation."

                                  ARTICLE II

                     CREATION AND DECLARATION OF THE TRUST;
                 FORM OF THE CERTIFICATES; THE INITIAL DEPOSIT;
                     DELIVERY, REGISTRATION OF TRANSFER AND
                     SURRENDER OF DOWN-MACRO HOLDING SHARES
                     --------------------------------------

                  Section 2.1 Initial Deposit. By execution of this Trust Agreement, the Depositor does hereby transfer, assign, set over and otherwise convey to the Down-MACRO Holding Trust, for the benefit of the Holders of the Down-MACRO Holding Shares, all right, title and interest of the Depositor in and to the Initial Deposit deposited into the Distribution Account and used to acquire Treasuries in accordance with the provisions of Section 3.5 and Section
3.7 hereof. Such property, together with all monies on deposit in the Distribution Account and the Fee Payment Account from time to time and the Down-MACRO Holding Trust's rights under the Master Agreement, the Income Distribution Agreement, the Settlement Contracts (whether executed on the Closing Date or on any Subsequent Issuance Date), the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and any Substitute Index Licensing Agreement, shall constitute the assets of the Down-MACRO Holding Trust (the "Trust Assets").

                  Section 2.2 Acceptance by Trustee. The Trustee hereby (i) acknowledges its acceptance on behalf of the Down-MACRO Holding Trust of all right and title to and interest in the property, now existing and hereafter created, conveyed to the Down-MACRO Holding Trust pursuant to Section 2.1 and
(ii) declares that it shall maintain such right, title and interest, upon the Down-MACRO Holding Trust herein set forth, for the benefit of all Holders of the Down-MACRO Holding Shares.

                  Upon the execution of this Trust Agreement, the Trustee is hereby directed to cause the Down-MACRO Holding Trust to enter with the Up-MACRO Holding Trust into the Master Agreement, the Income Distribution Agreement and one Settlement Contract for each MACRO Unit of Paired Holding Shares created on the Closing Date.

                  Section 2.3 Limited Purpose of the Down-MACRO Holding Trust. The Down-MACRO Holding Trust shall not engage in any business or activity other than those authorized by this Trust Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Trust Agreement. Other than the issuance of the Down-MACRO Holding Shares on the Closing Date or on any Subsequent Issuance Date, the Down-MACRO Holding Trust shall not issue or sell any shares, certificates or other obligations or, except in accordance with this Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  Section 2.4 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Down-MACRO Holding Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Initial Deposit in the Down-MACRO Holding Trust and in authenticating the Down-MACRO Holding Shares) as of the Closing Date that:

                           (a) Organization and Good Standing. The Depositor is
a limited liability company validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Trust Agreement.

                           (b) Due Qualification. The Depositor is duly
qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any transfer of the Initial Deposit to the Down-MACRO Holding Trust by the Depositor unenforceable and would have a material adverse effect on the interests of the Holders of the Down-MACRO Holding Shares hereunder.

                           (c) Due Authorization. The execution, delivery and
performance of this Trust Agreement by the Depositor, the execution and delivery to the Trustee of the Down-MACRO Holding Shares by the Depositor and the consummation by the Depositor of the transactions provided for in this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action on the part of the Depositor and this Trust Agreement will remain, from the time of its execution, an official record of the Depositor.

                           (d) No Conflict. The execution and delivery by the
Depositor of this Trust Agreement and the Down-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it or any of its properties are bound.

                           (e) No Violation. The execution and delivery by the
Depositor of this Trust Agreement and the Down-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Depositor.

                           (f) No Proceedings. There are no proceedings or
investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Trust Agreement or the Down-MACRO Holding Shares, (ii) seeking to prevent the issuance of the Down-MACRO Holding Shares or the consummation of any of the transactions contemplated by this Trust Agreement or the Down-MACRO Holding Shares, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Trust Agreement,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement or the Down-MACRO Holding Shares or (v) seeking to affect adversely the income tax attributes of the Down-MACRO Holding Trust under the federal or applicable state income or franchise tax systems.

                           (g) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Depositor of this Trust Agreement and the Down-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement or the Down-MACRO Holding Shares and the fulfillment by the Depositor of the terms hereof and thereof have been obtained.

                           (h) Bankruptcy; Insolvency. No Event of Bankruptcy
with respect to the Depositor has occurred and the transfer of the Initial Deposit by the Depositor to the Down-MACRO Holding Trust has not been made in contemplation of the occurrence thereof.

                           (i) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                           (j) Unencumbered Title to Initial Deposit. The
Depositor is the legal and beneficial owner of all right, title and interest in and to the Initial Deposit and the Depositor has the full right to transfer the Initial Deposit to the Down-MACRO Holding Trust, and the Initial Deposit conveyed to the Down-MACRO Holding Trust by the Depositor has been conveyed to the Down-MACRO Holding Trust free and clear of any lien of any Person claiming through or under the Depositor or any of its Affiliates and in compliance, in all material respects, with all Requirements of Law applicable to the Depositor.

                           (k) Governmental Authorization. All authorizations,
consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor in connection with the conveyance by the Depositor of the Initial Deposit to the Down-MACRO Holding Trust have been duly obtained, effected or given and are in full force and effect.

                           (l) Valid Transfer. This Trust Agreement constitutes
a valid transfer and assignment to the Down-MACRO Holding Trust of all right, title and interest of the Depositor in and to the Initial Deposit and other Trust Assets conveyed to the Down-MACRO Holding Trust by the Depositor and all monies due or to become due with respect thereto and the proceeds thereof and constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Down-MACRO Holding Trust, which, in the case of the Initial Deposit and the proceeds thereof, is enforceable upon execution and delivery of this Trust Agreement.

                           (m) No Conflicting Claim. Neither the Depositor nor
any Person claiming through or under the Depositor has any claim to or interest in the Securities Account or the Distribution Account.

                  The representations and warranties of the Depositor set forth in this Section 2.4 shall survive the transfer and deposit by the Depositor of the Initial Deposit to the Down-MACRO Holding Trust. Upon discovery by the Depositor, the Trustee or the Administrative Agent of a breach of any of the representations and warranties by the Depositor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto. The Depositor agrees to cooperate with the Trustee and the Administrative Agent in attempting to cure any such breach.

                  Section 2.5 Form of Certificates; Book-Entry System; Transferability of Down-MACRO Holding Shares.

                           (a) Form of Certificates. The Certificates
evidencing the Down-MACRO Holding Shares shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided. No Down-MACRO Holding Shares shall be entitled to any benefits under this Trust Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Down-MACRO Holding Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and countersigned by the manual signature of a duly authorized officer of the Depositor. The Trustee shall maintain books on which the registered ownership of each Down-MACRO Holding Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing the Down-MACRO Holding Shares bearing the manual signature of a duly authorized signatory of the Trustee and the manual or facsimile signature of a duly authorized officer of the Depositor, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or the Depositor, as applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

                  The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the Down-MACRO Holding Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Down-MACRO Holding Shares evidenced by a particular Certificate are subject.

                           (b) Book-Entry Settlement. The Depositor and the
Trustee shall apply to the Depository for acceptance of the Down-MACRO Holding Shares in its book-entry settlement system. The Down-MACRO Holding Shares deposited with the Depository shall be evidenced by one or more global Certificates which shall be registered in the name of Cede & Co., as nominee for the Depository, and shall bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE AGENT AUTHORIZED BY THE DEPOSITOR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  So long as the Down-MACRO Holding Shares are eligible for book-entry settlement with the Depository and such settlement is available, unless otherwise required by law, all Down-MACRO Holding Shares shall be evidenced by one or more global Certificates the Registered Owner of which is the Depository or a nominee of the Depository and (i) no Beneficial Owner of Down-MACRO Holding Shares will be entitled to receive a separate Certificate evidencing those shares, (ii) the interest of a Beneficial Owner in the Down-MACRO Holding Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by the Depository or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Down-MACRO Holding Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and the Depository or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Down-MACRO Holding Shares.

                  As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of the Down-MACRO Holding Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of Down-MACRO Holding Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee and each Authorized Participant, in the case of a Paired Subsequent Issuance or Paired Optional Redemption of MACRO Units. Except as otherwise described in
Section 2.5([ ]), ownership of beneficial interests in Down-MACRO Holding Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Down-MACRO Holding Shares ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Down-MACRO Holding Shares a written confirmation relating to their purchase of Down-MACRO Holding Shares.

                           (c) Notices to Beneficial Owners. As described
above, the Trustee will recognize the Depository or its nominee as the owner of all Down-MACRO Holding Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Down-MACRO Holding Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

                           (d) Distributions on Book-Entry Certificates.
Distributions on Down-MACRO Holding Shares pursuant to Section 5.2 and Section
6.1 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Down-MACRO Holding Shares. The Trustee and the Depositor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Down-MACRO Holding Shares, shall credit immediately the DTC Participant's accounts with payments in amounts proportionate to their respective beneficial interests in Down-MACRO Holding Shares as shown on the records of the Depository or its nominee. The Trustee and the Depositor also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and shall be the responsibility of such DTC Participants and Indirect Participants. Neither the Trustee nor the Depositor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Down-MACRO Holding Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Down-MACRO Holding Shares.

                           (e) Registration of Transfer, Exchange and Surrender
of the Down-MACRO Holding Shares. The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section
13.15 a register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the Down-MACRO Holding Shares and of transfers and exchanges of such shares as herein provided. The Transfer Agent and Registrar shall initially be the Trustee.

                  The Depositor may revoke such appointment and remove any Transfer Agent and Registrar if the Depositor determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Trust Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days' notice to the Depositor and the Trustee; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Depositor.

                  At the option of a Holder, Down-MACRO Holding Shares may be registered for transfer at any office or agency of the Transfer Agent and Registrar maintained for such purpose, upon presentation of an ownership Certificate of an Down-MACRO Holding Share by the Holder to be registered for transfer or exchanged. When an ownership Certificate of Down-MACRO Holding Share is presented for registration of transfer, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall register one or more new Down-MACRO Holding Shares in the Down-MACRO Holding Trust in the name of the designated transferee or transferees.

                  Every Certificate of Down-MACRO Holding Share presented for registration of transfer shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder or the attorney-in-fact thereof duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Down-MACRO Holding Shares, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

                  All Certificates surrendered for registration of transfer or exchange or for payment shall be cancelled and disposed of in a manner satisfactory to the Trustee.

                           (f) Mutilated, Destroyed, Lost or Stolen Shares. If
(a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate beneficial interest. In connection with the issuance of any new Certificate under this Section 2.5(f), the Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.5(f) shall constitute complete and indefeasible evidence of ownership in the Down-MACRO Holding Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 2.6 Paired Subsequent Issuances.

                           (a) At any time following the Closing Date, but
prior to the Final Scheduled Termination Date or any Early Termination Date, the Trustee may issue and deliver additional Down-MACRO Holding Shares contemporaneously with the issuance of additional Up-MACRO Holding Shares in the form of MACRO Units (such an issuance, a "Paired Subsequent Issuance") upon instruction from any Authorized Participant. As provided in the Participants Agreement, a Paired Subsequent Issuance may be directed solely by one or more Authorized Participants on any Business Day by delivering a Purchase Order to the Trustee and the Administrative Agent on such Business Day (such date, the "Subsequent Issuance Date"), prior to the earlier of (i) 2:00 p.m., New York City Time, or (ii) half an hour before the end of trading in the futures contracts from which the Applicable Reference Price of Crude Oil is derived, designating, inter alia, (i) the name of the Authorized Participant, (ii) the Submission Number (as defined in the Participants Agreement), (iii) the PIN Number (as defined in the Participants Agreement), (iv) the CUSIP Numbers for the Paired Holding Shares to be created, and (v) the number of Paired Holding Shares to be issued in the form of MACRO Units. On the next Business Day after the Subsequent Issuance Date, not later than 10:00 a.m., New York City Time, the Authorized Participant directing the Paired Subsequent Issuance shall deliver available funds to the Trustee in an amount equal to (i) the Aggregate Par Amount of the Down-MACRO Holding Shares requested by that Authorized Participant, plus (ii) the Aggregate Par Amount of the Up-MACRO Holding Shares requested by that Authorized Participant, plus (iii) the Down-MACRO Income Make-Whole Amount, plus (iv) the Up-MACRO Income Make-Whole Amount. On the same Business Day, upon the satisfaction of the procedures and conditions for a Paired Subsequent Issuance that are specified in the Participants Agreement and no later than 3:00 p.m., New York City Time, the Trustee, acting together with the Up-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust, shall issue and deliver to the Depository account of the Authorized Participant who directed such Paired Subsequent Issuance, Paired Holding Shares constituting the number of MACRO Units ordered by such Authorized Participant.

                           (b) Subject to the requirements and limitations set
forth herein and in the Participants Agreement, the number of Down-MACRO Holding Shares that the Down-MACRO Holding Trust may issue as part of a Paired Subsequent Issuance is unlimited. The Trustee and the Administrative Agent shall only process Purchase Orders from Authorized Participants that have executed a Participants Agreement that is in full force and effect at the time when a Purchase Order is placed. The Administrative Agent will maintain and make available at its offices specified in Section [ ] during normal business hours a current list of the Authorized Participants eligible to participate in a Paired Subsequent Issuance. Each Paired Subsequent Issuance shall be effected in accordance with the procedures set forth in Attachment A to the Participants Agreement, which may be amended from time to time in accordance with the provisions of the Participants Agreement; provided, however that any such amendment shall not constitute an amendment of this Trust Agreement. In the event of any conflict between the

Participants Agreement and this Trust Agreement, the provisions of the Participants Agreement shall govern.

                           (c) Concurrently with any Paired Subsequent
Issuance, the Trustee, as directed by the Administrative Agent, acting together with the Up-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust, shall adjust the aggregate amount of the Income Distribution Agreement and enter into additional Settlement Contracts based on the Net Par Amount Change to the Down-MACRO Aggregate Par Amount and the Up-MACRO Aggregate Par Amount, after giving effect to any Paired Subsequent Issuances or Paired Optional Redemptions occurring on that Business Day.

                           (d) The Trustee shall have the absolute right, but
shall have no obligation, to reject any Purchase Order (i) if the Administrative Agent determines that the Authorized Participant directing the Paired Subsequent Issuance has not deposited sufficient funds with the Trustee,
(ii) if the Depositor determines that such Purchase Order would have adverse tax or securities law consequences for either of the Paired Holding Trusts or the holders of the Paired Holding Shares, (iii) the acceptance or fulfillment of which would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful, (iv) in the case of a Paired Subsequent Issuance, if the Up-MACRO Holding Trustee notifies the Trustee that it has rejected or shall reject the Purchase Order for additional Up-MACRO Holding Shares made in connection with such issuance or (v) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to cause the Down-MACRO Holding Trust to issue additional Down-MACRO Holding Shares. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person by reason of the rejection of any Purchase Order.

                           (e) A non-refundable transaction fee will be payable
to the Trustee for its own account in connection with each Purchase Order pursuant to this Section 2.6 in the amount specified in Section 6 of the Participants Agreement.

                           (f) Only global Certificates will be issued to the
Depository upon the Paired Subsequent Issuance of additional Down-MACRO Holding Shares. So long as the Depository Agreement is in effect, the Down-MACRO Holding Shares will be transferable solely through the book-entry systems of the Depository, and DTC Participants and their Indirect Participants, as more fully described in Section 2.5 hereof. The Depository may discontinue providing its services with respect to the Down-MACRO Holding Shares by giving notice to the Trustee, the Administrative Agent and the Depositor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee, the Administrative Agent and the Depositor shall find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Trustee and the Depositor.

                  Section 2.7 Down-MACRO Recapitalization Issuance Following a Recapitalization Event.

                           (a) If, on any Price Determination Day, the
Applicable Reference Price of Crude Oil increases to an Ending Level at which the Down-MACRO Underlying Value is less than or equal to zero, then the Administrative Agent shall promptly, but not later than the close of business on such Price Determination Day, send both an electronic notice and a written notice thereof (via overnight courier) to the Depositor, the Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee and the Up-MACRO Tradeable Trustee. The

Administrative Agent shall also immediately commence soliciting orders from each of the Authorized Participants and any other Persons meeting the requirements for an Authorized Participant but not otherwise a party to the Participants Agreement to participate in an issuance of additional Down-MACRO Holding Shares if an Down-MACRO Recapitalization Event occurs (such issuance, an "Down-MACRO Subsequent Issuance").

                           (b) If the Applicable Reference Price of Crude Oil
remains at or above an Ending Level at which the Down-MACRO Underlying Value is less than or equal to zero for 10 consecutive Price Determination Days and an Down-MACRO Recapitalization Event occurs pursuant to Section 11.1, and (ii) the Administrative Agent has received sufficient orders from Authorized Participants or any other similarly situated Person described in paragraph (a) of this Section 2.7 to issue Down-MACRO Holding Shares in an Aggregate Par Amount equal to at least [ ]% of the Aggregate Par Amount of the currently Outstanding Down-MACRO Holding Shares, then the Administrative Agent shall communicate such orders to the Trustee. Concurrently, the Depositor, the Trustee, acting together with the Up-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust, the Administrative Agent, and any Person who wishes to purchase newly issued Down-MACRO Holding Shares shall enter into a purchase agreement, mutually acceptable to the parties thereto, under which additional Down-MACRO Holding Shares shall be issued following the occurrence of an Down-MACRO Recapitalization Event (such additional issuance, an "Down-MACRO Recapitalization Issuance"). Such Down-MACRO Subsequent Issuance shall be conditioned upon (i) the effectiveness of a new registration statement containing an updated prospectus relating to the Down-MACRO Holding Shares,
(ii) the delivery by the Depositor of such new prospectus relating to the new Down-MACRO Holding Shares and (iii) satisfaction of the Down-MACRO Recapitalization Condition.

                           (c) Upon the closing date of the Down-MACRO
Subsequent Issuance (as set forth in the purchase agreement described in paragraph (b) of this Section 2.7), the parties hereto shall enter into an amendment to this Trust Agreement and the Up-MACRO Holding Trust Agreement in order to reflect a new Starting Level.

                           (d) Concurrently with the creation of additional
Down-MACRO Holding Shares in an Down-MACRO Subsequent Issuance pursuant to paragraph (b) of this Section 2.7, or the creation of additional Up-MACRO Holding Shares pursuant to Section 2.7(b) of the Up-MACRO Holding Trust Agreement, the Trustee, acting together with the Up-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust and as instructed by the Administrative Agent, shall adjust, on the Down-MACRO Subsequent Issuance date, the aggregate amount of the Income Distribution Agreement and the notional amount of the Settlement Contracts based on the Net Par Amount Change to the Down-MACRO Aggregate Par Amount and the Up-MACRO Aggregate Par Amount, if any, occurring due to the Down-MACRO Recapitalization Issuance.

                           (e) Subject to the requirements and limitations set
forth herein and in the Participants Agreement, the number of Down-MACRO Holding Shares that the Down-MACRO Holding Trust may issue as part of an Down-MACRO Recapitalization Issuance is unlimited.

                  Section 2.8 Down-MACRO Recapitalization Condition. A Down-MACRO Recapitalization Issuance may be effected in connection with a Down-MACRO Recapitalization Event only if, following such Down-MACRO Recapitalization Issuance, the Down-MACRO Settlement Payment and the Up-MACRO Settlement Payment, as applicable, that would be due in connection with a movement in the Applicable Reference Price of Crude Oil of any specified magnitude measured from any one point to any other point within the applicable Down-MACRO or Up-MACRO Price Range would be equal to the Down-MACRO or Up-MACRO Settlement Payment that was payable prior to such Down-MACRO Recapitalization Issuance in connection with a movement in the Applicable Reference Price of Crude Oil of the same magnitude. The foregoing limitation on the ability of the Trustee, acting on behalf of the Down-MACRO Holding Trust, to effect a Down-MACRO Recapitalization Issuance is referred to herein as the "Down-MACRO Recapitalization Condition."

                                  ARTICLE III

        APPOINTMENT OF THE TRUSTEE, ADMINISTRATIVE AND MARKETING AGENT;
             THE ADMINISTRATION AND REINVESTMENT OF THE TREASURIES;
                           ESTABLISHMENT OF ACCOUNTS
                           -------------------------

                  Section 3.1 Acceptance of Appointment and Matters Relating to the Trustee.

                           (a) [ ] agrees to act as Trustee, Transfer Agent and
Registrar under this Trust Agreement and has concurrently agreed to act as the Up-MACRO Holding Trustee under the Up-MACRO Holding Trust Agreement. The Holders of the Down-MACRO Holding Shares by their acceptance of their shares consent to [ ] acting as Trustee under this Trust Agreement and as trustee for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement.

                           (b) Without limiting the generality of the
foregoing, the Trustee is hereby authorized and empowered (i) to make withdrawals and payments or to instruct any paying agent or custodian appointed by the Trustee to make withdrawals and payments from the Securities Account and the Distribution Account, as set forth in this Trust Agreement, (ii) to enter into the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and any other agreement related to the powers and purposes of the Down-MACRO Holding Trust, (iii) to settle the purchase of Treasuries at the direction of the Administrative Agent and (iv) to take any action required or permitted under the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement, as set forth in this Trust Agreement and any such action needed for the daily operation of the Trust. Without limiting the generality of the foregoing and with the prior written consent of the Depositor, the Trustee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the SEC and any state securities authority on behalf of the Down-MACRO Holding Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements; provided, however, that at all times on and prior to the Closing Date, the Depositor shall make all filings with the SEC and under state securities laws on behalf of the Down-MACRO Holding Trust.

                           (c) The Trustee agrees that upon a request by the
Depositor it will use its best efforts to obtain and maintain the listing of the Down-MACRO Holding Shares on any specified stock exchange as directed by the Depositor. If any such request is made, the Trustee shall give notice to the Depositor and the Administrative Agent of the date on which such Down-MACRO Holding Shares are approved for such listing promptly, but in no event longer than two (2) Business Days, after such listing has been obtained. Within three
(3) Business Days following receipt of notice from the Administrative Agent to the Trustee of any actual, proposed or contemplated de-listing of such Down-MACRO Holding Shares by any such stock exchange, the Trustee, upon direction from the Depositor, will terminate any listing on any such stock exchange.

                           (d) The Trustee shall be responsible for the accrual
of the Trust expenses and for payment of any expenses incurred by it in connection with the performance of its duties under this Trust Agreement, including, without limitation, the fees and disbursements of any Transfer Agent and Registrar, the fees and expenses of its legal counsel, the fees and disbursements of independent accountants and all other fees and expenses, including the costs of any filing and the costs and expenses relating to obtaining and maintaining the listing of the Down-MACRO Holding Shares on any stock exchange.

                  Section 3.2 Representations, Warranties and Covenants of the Trustee. [ ], in its capacity as initial Trustee under this Trust Agreement, hereby makes, and any successor Trustee by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Down-MACRO Holding Trust in accepting the Treasuries in trust and executing this Trust Agreement (and agrees that the Depositor, the Administrative Agent and the Holders, as applicable, may rely on each such representation, warranty and covenant):

                           (a) Organization and Good Standing. The Trustee is a
[              ] trust company and a wholly-owned subsidiary of a bank holding company (or with respect to any successor Trustee, such other corporate entity as may be applicable), duly organized, validly existing and in good standing
under the laws of the [                     ] (or with respect to any successor
Trustee, under the laws of the applicable jurisdiction of organization), and has full trust power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                           (b) Due Qualification. The Trustee is duly qualified
to do business and is in good standing as a foreign trust company (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Down-MACRO Holding Shares hereunder.

                           (c) Due Authorization. The execution, delivery, and
performance of this Trust Agreement has been duly authorized by the Trustee by all necessary trust action on the part of the Trustee.

                           (d) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                           (e) No Violation. The execution and delivery of this
Trust Agreement by the Trustee, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Trustee, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Trustee or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trustee is a party or by which it or any of its properties are bound.

                           (f) No Proceedings. There are no proceedings or
investigations pending or threatened against the Trustee before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Down-MACRO Holding Shares or the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Trustee, would materially and adversely affect the performance by the Trustee of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                           (g) Compliance with Requirements of Law. The Trustee
shall duly satisfy all of its obligations and duties under this Trust Agreement and shall maintain in effect all qualifications and will comply in all material respects with all of the Requirements of Law in connection with its duties hereunder, inasmuch as a failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Down-MACRO Holding Shares.

                           (h) Protection of the Rights of Holders of the
Down-MACRO Holding Shares. The Trustee shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Down-MACRO Holding Shares nor shall it, [except in the case where it is instructed to do so by the Administrative Agent in connection with a revised calculation pursuant to Section 4.1(e) hereof], revise amounts to be distributed on the Down-MACRO Holding Shares.

                           (i) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Trustee of this Trust Agreement, the performance by the Trustee of the transactions contemplated by this Trust Agreement and the fulfillment by the Trustee of the terms hereof, have been obtained; provided, however, that the Trustee makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Down-MACRO Holding Shares.

                           (j) Maintenance of Records and Books of Account. The
Trustee shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing any transaction entered into by the Down-MACRO Holding Trust in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable. Such documents, books and computer records shall reflect all facts giving rise to such transactions, all payments and credits with respect thereto, and, to the extent required, such documents, books and computer records shall indicate the interests of the Down-MACRO Holding Trust in such transactions.

                  Section 3.3 Acceptance of Appointment and Matters Relating to the Administrative and Marketing Agent.

                           (a) [ ] agrees to act as Administrative Agent under
this Agreement and the Holders of the Down-MACRO Holding Shares by their acceptance of their shares consent to [ ] acting as Administrative Agent under this Trust Agreement and as administrative agent for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement.

                           (b) The Administrative Agent shall administer the
Treasuries and direct the Trustee (i) to invest the proceeds from such Treasuries and from creations of new Down-MACRO Holding Shares and (ii) to settle payments of Treasuries or cash or the combination of the two in redemptions of Down-MACRO Holding Shares as provided herein, in accordance with the terms set forth in this Trust Agreement and its customary and established procedures relating to administering Treasuries and other comparable investments. The Administrative Agent shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such administration, reinvestment, payment and management of the Treasuries which it may deem necessary or desirable. The Administrative Agent shall not be obligated to use separate offices, employees or accounts for administering the Treasuries in connection with the administration and reinvestment of the proceeds from the Treasuries in new Treasuries in accordance with Section 3.7 hereof. The Depositor and the Trustee shall furnish to the Administrative Agent any powers of attorney or other documents necessary or appropriate to enable the Administrative Agent to carry out its administrative and investment duties hereunder.

                           (c) The Administrative Agent shall comply with and
perform its administrative and investment obligations with respect to the Treasuries in accordance with Section 3.5, Section 3.6, Section 3.7, and
Section 6.1.

                           (d) The Administrative Agent shall not be liable for
the payment of expenses incurred in connection with the Down-MACRO Holding Trust but shall be liable for its administrative and investment activities undertaken pursuant to this Trust Agreement including any expenses related to its administration of the Treasuries, disbursements or any other fees and expenses related thereto.

                           (e) The Administrative Agent shall maintain and
implement administrative and operating procedures (including the ability to recreate records evidencing the Treasuries in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable which is related to the purchase, holding and sale of Treasuries. Such documents, books and computer records shall reflect all facts giving rise to the Treasuries, all payments and credits with respect thereto, and, to the extent required pursuant to Section 3.4(j), such documents, books and computer records shall indicate the interests of the Down-MACRO Holding Trust in the Treasuries.

                           (f) [ ] agrees to act as Marketing Agent under this
Trust Agreement and the Holders of the Down-MACRO Holding Shares by their acceptance of their shares consent to [ ] acting as Marketing Agent under this Trust Agreement and as marketing agent for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement.

                           (g) The Marketing Agent shall comply and perform its
obligations with respect to the Holding Shares as set forth in a separate letter agreement between the Depositor and the Marketing Agent.

                  Section 3.4 Representations, Warranties and Covenants of the Administrative Agent and Marketing Agent. [ ], in its capacity as initial Administrative Agent and Marketing Agent, hereby makes, and any successor Administrative Agent and Marketing Agent by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Down-MACRO Holding Trust (and agrees that the Trustee may rely on each such representation, warranty and covenant in accepting the Treasuries in trust and in authenticating the Down-MACRO Holding Shares):

                           (a) Organization and Good Standing. Each of the
Administrative Agent and the Marketing Agent is (or with respect to any successor Administrative Agent or Marketing Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of [ ] (or with respect to any successor Administrative Agent or Marketing Agent, the applicable jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                           (b) Due Qualification. Each of the Administrative
Agent and the Marketing Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Down-MACRO Holding Shares hereunder.

                           (c) Due Authorization. The execution, delivery and
performance of this Trust Agreement has been duly authorized by the Administrative Agent and the Marketing Agent by all necessary corporate action on the part of the Administrative Agent and the Marketing Agent.

                           (d) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Administrative Agent and the Marketing Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                           (e) No Violation. The execution and delivery of this
Trust Agreement by the Administrative Agent and the Marketing Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Administrative Agent and the Marketing Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Administrative Agent and the Marketing Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which each of the Administrative Agent and the Marketing Agent is a party or by which it or any of its properties are bound.

                           (f) No Proceedings. There are no proceedings or
investigations pending or threatened against the Administrative Agent or the Marketing Agent before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Administrative Agent or the Marketing Agent, would materially and adversely affect the performance by the Administrative Agent or the Marketing Agent of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                           (g) Compliance with Requirements of Law. The
Administrative Agent shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Treasuries and the Securities Account, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Treasuries and the Securities Account and will comply in all material respects with all other Requirements of Law in connection with servicing the Treasuries and the Securities Account, inasmuch as the failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Down-MACRO Holding Shares.

                           (h) Protection of the Rights of the Holders of the
Down-MACRO Holding Shares. The Administrative Agent shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Down-MACRO Holding Shares in any Treasury or in the Securities Account.

                           (i) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Administrative Agent and the Marketing Agent of this Trust Agreement, the performance by the Administrative Agent and the Marketing Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Administrative Agent and the Marketing Agent of the terms hereof, have been obtained; provided, however, that each of the Administrative Agent and the Marketing Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Down-MACRO Holding Shares.

                           (j) Maintenance of Records and Books of Account. The
Administrative Agent shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Down-MACRO Holding Trust's ownership interest in the Treasuries in the event of the destruction of the original records relating thereto), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all amounts due on the Treasuries. Such documents, books and computer records shall reflect all facts giving rise to the Treasuries, all payments and credits with respect thereto, and, to the extent required pursuant to Section 3.3(e), such documents, books and computer records shall indicate the interests of the Down-MACRO Holding Trust in the Treasuries.

                  Section 3.5 Establishment of the Securities Account.

                           (a) The Trustee, for the benefit of the Holders of
the Down-MACRO Holding Shares, shall establish and maintain in the name of the Trustee, on behalf of the Down-MACRO Holding Trust, an Eligible Deposit Account bearing a designation clearly indicating that the Treasuries deposited therein are held for the benefit of the Holders of the Down-MACRO Holding Shares (the "Securities Account").

                           (b) The Securities Account shall initially be
established with the Trustee. The Trustee shall possess all right, title and interest in and to all of the Treasuries on deposit from time to time in the Securities Account and in all proceeds thereof for the benefit of the Holders of the Down-MACRO Holding Shares.

                           (c) The Securities Account shall be under the sole
dominion and control of the Trustee for the benefit of the Holders of the Down-MACRO Holding Shares. Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds or assets held in the Securities Account for any amount owed to it by the Down-MACRO Holding Trust or any Holder of Down-MACRO Holding Shares. If at any time the Securities Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established it shall be the "Securities Account" for purposes of this Trust Agreement.

                           (d) The Trustee shall, in accordance with the trade
instructions received from the Administrative Agent, invest the funds of the Down-MACRO Holding Trust in Treasuries and deposit such Treasuries into the Securities Account, (i) on the Closing Date, using the Initial Deposit, (ii) on each Distribution Date, using the maturity proceeds of the Treasuries on deposit in the Distribution Account on such Distribution Date and required to be reinvested in the amount specified under Section 5.2(a), (iii) on each Subsequent Issuance Date, other than a Subsequent Issuance Date which occurs prior to a Distribution Date, using the funds delivered to the Trustee by Authorized Participants in connection with the Paired Subsequent Issuance or the Down-MACRO Recapitalization Issuance, as applicable, that is being effected on such Subsequent Issuance Date and (iv) on any day on a day, using any proceeds of the Treasuries received on or prior to that day.

                           (e) On each Distribution Date, the Trustee shall
transfer to the Distribution Account all of the maturity proceeds of the Treasuries that were on deposit in the Securities Account during the preceding Calculation Period, to the extent that such proceeds remain on deposit in the Securities Account on such date.

                           (f) On any Redemption Date occurring on a date that
is not a Distribution Date, the Trustee shall withdraw the portion of the Treasuries and cash on deposit in the Securities Account that is specified by the Administrative Agent with respect to such Redemption Date pursuant to
Section 5.2(b) and shall deliver such assets in the amounts and to the parties entitled thereto, as specified in such Section 5.2(b).

                  Section 3.6 Establishment of the Distribution Account.

                           (a) The Trustee, for the benefit of the Holders of
the Down-MACRO Holding Shares, shall establish and maintain in the name of the Trustee, on behalf of the Down-MACRO Holding Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the Down-MACRO Holding Shares (the "Distribution Account").

                           (b) The Distribution Account shall initially be
established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Down-MACRO Holding Shares.

                           (c) Except as expressly provided in this Trust
Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Distribution

Account for any amount owed to it by the Down-MACRO Holding Trust or any Holder of Down-MACRO Holding Shares. If, at any time, the Distribution Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established, it shall be the "Distribution Account" for purposes of this Trust Agreement.

                           (d) The Trustee shall deposit into the Distribution
Account on or prior to each Distribution Date, (i) all interest and other income on the Treasuries held in the Securities Account that is received within one Business Day preceding any Distribution Date, (ii) all payments received by the Down-MACRO Holding Trust under the Income Distribution Agreement and the Settlement Contracts, and, (iii) pursuant to Section 3.5(e), all proceeds of the Treasuries remaining on deposit in the Securities Account on any Distribution Date.

                           (e) Not later than the Distribution Payment Date
that follows each Distribution Date, including any Distribution Date that is also the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, the Trustee shall withdraw all funds on deposit in the Distribution Account and shall apply such funds for the purposes and in accordance with the priorities specified in Section 5.2(a).

                  Section 3.7 Administration of Treasuries.

                           (a) On each Distribution Date, the Administrative
Agent, on behalf of the Down-MACRO Holding Trust, shall direct the Trustee to reinvest the funds available pursuant to Section 5.2(a)(iv) in Treasuries in accordance with the following "Acquisition Guidelines":

                                (i) all Treasuries must mature on or prior to the next scheduled Distribution Date; and

                                (ii) subject to the foregoing clause (i), all funds shall be invested in:

                                    (A) Treasuries with the most recent date of
                  issuance that mature on the twenty fifth day of the month in which the next scheduled Distribution Date occurs;

                                    (B) to the extent that Treasuries
                  satisfying the foregoing subclause (A) are not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature on the fifteenth day of the month in which the next scheduled Distribution Date occurs;

                                    (C) to the extent that Treasuries
                  satisfying the foregoing subclauses (A) and (B) are not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature on the first day of the month in which the next scheduled Distribution Date occurs; and

                                    (D) thereafter, to the extent that
                  Treasuries satisfying the foregoing subclauses (A), (B) and
                  (C) are not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature closest to the next scheduled Distribution Date.

                  (b) On each Distribution Date, the Administrative Agent shall, subject to, and in accordance with, the Acquisition Guidelines, solicit offers from the three (3) largest nationally recognized dealer markets in Treasuries. Upon the receipt of such offers, the Administrative Agent shall determine the offer price and execution terms that will yield the greatest expected Down-MACRO Available Income Accrual Amount and Up-MACRO Available Income Accrual Amount for the next Calculation Period and shall direct the Trustee to purchase Treasuries, subject to, and in accordance with, the Acquisition Guidelines, from the dealer or dealers who submitted such offers. All such Treasuries shall be allocated pro rata by type between the Down-MACRO Holding Trust and the Up-MACRO Holding Trust. Treasuries purchased on each Distribution Date, Subsequent Issuance Date or any other date shall be deposited by the Trustee into the Securities Account.

                  (c) On any other Business Day during any Calculation Period, other than the last Business Day prior to a Distribution Date, when cash is available in the Securities Account or the Distribution Account for reinvestment in Treasuries, the Administrative Agent shall provide instructions to the Trustee to purchase only Eligible Treasuries maturing prior to the next scheduled Distribution Date, if possible, in accordance to the Acquisition Guidelines provided in paragraph (a) of this Section 3.7.

               Section 3.8 Establishment of the Fee Payment Account.

                  (a) The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Down-MACRO holding trust, an Eligible Deposit Account bearing a designation that the funds deposited therein are held for the benefit of the Depositor (the "Fee Payment Account").

                  (b) The Fee Payment Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Fee Payment Account and in all proceeds thereof. The Fee Payment Account shall be under the sole dominion and control of the Trustee for the benefit of the Depositor.

                  (c) On each Distribution Date, the Trustee shall deposit an amount equal to the Down-MACRO Fee Deposit into the Fee Payment Account and shall use such funds, based on standing instructions from the Depositor, to pay all Down-MACRO Expenses and all Down-MACRO Fees pursuant to priority first and second of Section 5.2(a) on the related Distribution Payment Date.

                  (d) On each Distribution Payment Date, all funds remaining on deposit in the Fee Payment Account after the Down-MACRO Expenses and Down-MACRO Fees have been paid in full shall be delivered by the Trustee to the Depositor.

                                  ARTICLE IV

                                  CALCULATIONS

                  Section 4.1 Calculations on Price Determination Days.

                           (a) On each Price Determination Day, the
Administrative Agent shall calculate and provide to the Trustee not later than 5:00 p.m. New York City Time on such Price Determination Day:

                                (i) the Down-MACRO Investment Amount;

                                (ii) the Down-MACRO Earned Income Accrual
         Amount;

                                (iii) the Down-MACRO Daily Fee Accrual Amount;

                                (iv) the Down-MACRO Asset Amount; and

                                (v) the Down-MACRO Underlying Value and the portion thereof that is allocable to (A) one Down-MACRO Holding Share, calculated by dividing the Down-MACRO Underlying Value by the number of Down-MACRO Holding Shares that are Outstanding on such Price Determination Day, and (B) one Down-MACRO Tradeable Share calculated by multiplying the sum reached in the foregoing subclause (A) by the number of Down-MACRO Holding Shares held by the Down-MACRO Tradeable Trust on such Price Determination Day and dividing this amount by the number of Down-MACRO Tradeable Shares that are Outstanding on such Price Determination Day. The calculation of the Down-MACRO Underlying Value shall be based upon the Price Level Percentage Change as calculated by the Administrative Agent.

                           (b) The Administrative Agent shall calculate the
Down-MACRO Underlying Value as provided in clause (a)(v) of this Section 4.1, subject to receipt of, and based upon (i) the Applicable Reference Price of Crude Oil as of the close of trading on such Price Determination Day, (ii) the Price Level Percentage Change as calculated by the Administrative Agent based on the Applicable Reference Price of Crude Oil and (iii) its own calculations, relating to the Up-MACRO Asset Amount, as it is required to calculate in accordance with Section 4.1 of the Up-MACRO Holding Trust Agreement.

                  For purposes of calculating the foregoing amounts, any Paired Optional Redemptions, Down-MACRO Recapitalization Redemptions, Down-MACRO Proportional Mandatory Redemptions, Paired Subsequent Issuances or Down-MACRO or Up-MACRO Recapitalization Issuances scheduled to occur on the relevant Price Determination Day shall be disregarded.

                           (c) Not later than 7:15 p.m. New York City Time on
the Business Day preceding each Distribution Date, assuming that the Applicable Reference Price of Crude Oil has been established by the NYMEX or the applicable substitute price provider, the Administrative Agent shall calculate and provide to the Trustee (i) the Down-MACRO Income Distribution Payment, if any, that is payable under the Income Distribution Agreement by the Down-MACRO


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

Holding Trust to the Up-MACRO Holding Trust and (ii) the Up-MACRO Income Distribution Payment, if any, that is payable under the Income Distribution Agreement by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust.

                           (d) Not later than 7:15 p.m. New York City Time on
the Business Day preceding the Final Scheduled Termination Date, any Early Termination Date and each Redemption Date assuming that the Applicable Reference Price of Crude Oil has been established by the NYMEX or the applicable substitute price provider, the Administrative Agent shall calculate and provide to the Trustee (i) the Down-MACRO Settlement Payment, if any, required to be made by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Settlement Contracts that are being settled on such Final Scheduled Termination Date, Early Termination Date or Redemption Date and (ii) the Up-MACRO Settlement Payment, if any, required to be made by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the Settlement Contracts that are being settled on such Final Scheduled Termination Date, Early Termination Date or Redemption Date.

                           (e) The Administrative Agent's calculations,
pursuant to clauses (a) through (d) of this Section 4.1, of the Down-MACRO Investment Amount, the Down-MACRO Earned Income Accrual Amount, the Down-MACRO Daily Fee Accrual Amount, the Down-MACRO Asset Amount, the Down-MACRO Income Distribution Payment and the Down-MACRO Settlement Payment shall be conclusive and binding upon the Holders of the Down-MACRO Holding Shares and all other Persons.

                  Section 4.2 Calculation of Intraday Indicative Values.

                           (a) Not later than 4:30 p.m. New York City Time on
each Price Determination Day, the Calculation Agent shall calculate and publish an unofficial Down-MACRO Underlying Value, for informational purposes only, in accordance with the definition thereof, subject to receipt of, and based upon, the following information from the relevant parties:

                                (i) the Applicable Reference Price of Crude Oil from the NYMEX or from the provider of any Substitute Crude Oil Price;

                                (ii) the Down-MACRO Asset Amount from the
         Administrative Agent pursuant to Section 4.1 of this Trust Agreement;
         and

                                (iii) the Up-MACRO Asset Amount from the
         Administrative Agent pursuant to Section 4.1 of the Up-MACRO Holding Trust Agreement.

                           (b) Not later than 4:30 p.m. New York City Time on
each Price Determination Day, the Calculation Agent shall calculate and publish, for informational purposes only, the portion of the Down-MACRO Underlying Value that is represented by each Down-MACRO Holding Share and each Down-MACRO Tradeable Share. Such calculation will be performed by dividing such Down-MACRO Underlying Value by the number of Down-MACRO Holding Shares that are Outstanding on the relevant Price Determination Day. For purposes of this calculation, the number of Down-MACRO Holding Shares that are Outstanding on such Price Determination Day shall include all Down-MACRO Holding Shares issued by the Down-MACRO Holding Trust and not redeemed prior to such date, without giving effect to any Paired Optional Redemptions or Paired Subsequent Issuances that are scheduled to occur on such date.

                           (c) During each Price Determination Day, the
Calculation Agent shall collect intraday settlement prices from the NYMEX or the applicable substitute price provider and, on the basis thereof, calculate and publish on its website every fifteen (15) seconds the per share indicative intraday value of one Down-MACRO Holding Share, (i) beginning at the earlier of
(A) 10:00 a.m. New York City Time or (B) the open of trading in futures contracts from which the Applicable Reference Price of Crude Oil is derived and
(ii) ending at the earlier of (A) 2:30 p.m. New York City Time or (B) the close of trading in the futures contracts from which the Applicable Reference Price of Crude Oil is derived, the Down-MACRO Underlying Value and the portion thereof that is represented by one Down-MACRO Holding Share, disregarding any Paired Optional Redemptions and Paired Subsequent Issuances which may be scheduled to occur on the date of calculation.

                           (d) The calculations made by the Calculation Agent
hereunder shall be made in good faith upon the basis of information reasonably available to it, and the Calculation Agent shall not be liable for any calculation errors contained in the data that is furnished to it by the NYMEX or the Administrative Agent and used by it to make such calculations.

                  Section 4.3 Calculation of Income Distribution Payments and Settlement Payments.


                           (a) Prior to each Distribution Date (i) the
Administrative Agent shall use the Price Level Percentage Change for the last Price Determination Day preceding such Distribution Date to calculate the Down-MACRO Income Distribution Payment, if any, that the Down-MACRO Holding Trust is required to make to the Up-MACRO Holding Trust on such Distribution Date or the Up-MACRO Income Distribution Payment, if any, that the -MACRO Holding Trust is required to make to the Down-MACRO Holding Trust on such Distribution Date pursuant to the Income Distribution Agreement.

                           (b) On the Final Scheduled Termination Date, an
Early Termination Date or any Redemption Date, the Administrative Agent shall use the Price Level Percentage Change to determine the Down-MACRO Settlement Payment, if any, that is payable by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust or the Up-MACRO Settlement Payment, if any, that is payable to the Down-MACRO Holding Trust by the Up-MACRO Holding Trust pursuant to the Settlement Contracts that are being settled on such Final Scheduled Termination Date, Early Termination Date or Redemption Date.

                  Section 4.4 Calculations Relating to Paired Subsequent Issuances. The Administrative Agent shall determine the Down-MACRO Income Make-Whole Amount and the Up-MACRO Income Make-Whole Amount for each MACRO Unit in accordance with the definitions set forth in Section 1.1. The Administrative Agent's determination of the Down-MACRO Income Make-Whole Amount and the Up-MACRO Income Make-Whole Amount, if any, required for each MACRO Unit shall be final and binding upon all interested Persons.

                                   ARTICLE V

               RIGHTS OF HOLDERS OF THE DOWN-MACRO HOLDING SHARES
               --------------------------------------------------

                  Section 5.1 Rights of Holders of the Down-MACRO Holding Shares. The Down-MACRO Holding Shares represent beneficial interests in the Down-MACRO Holding

Trust and are entitled to receive distributions on the dates and in the amounts specified in Section 5.2 from assets on deposit in the Distribution Account and the Securities Account.

                  Section 5.2 Priority of Payments.

                           (a) Allocations on each Distribution Date. On each
Distribution Date, the Trustee, on behalf of the Down-MACRO Holding Trust, shall apply the amounts on deposit in the Distribution Account, including without limitation amounts deposited therein pursuant to Section 5.5(b) and
Section 5.6(b), in accordance with the following priority of payments:

                                (i) first, to deposit an amount equal to the Down-MACRO Fee Deposit into the Fee Payment Account to apply it for the payment of Down-MACRO Expenses incurred during the preceding Calculation Period;

                                (ii) second, to apply the amount remaining in the Fee Payment Account to the payment of the Down-MACRO Fees incurred during the preceding Calculation Period pursuant to Section 5.4 hereunder;

                                (iii) third, if such Distribution Date is an Early Termination Date, the Final Scheduled Termination Date or a Redemption Date for all or a portion of the Down-MACRO Holding Shares in connection with a Paired Optional Redemption or an Down-MACRO Proportional Mandatory Redemption, to segregate funds in an amount equal to the product of (A) all funds remaining after satisfying priorities first and second of this Section 5.2(a) and (B) the applicable Down-MACRO Redemption Percentage or Down-MACRO Proportionate Mandatory Redemption Percentage, as applicable, for such Redemption Date, and to apply such funds (A) in the case of a Paired Optional Redemption only, to make the Down-MACRO Settlement Payment to the Up-MACRO Holding Trust if any such payment is owed under the Settlement Contracts being settled on such Redemption Date and then
         (B) to make a Final Distribution to the Holders of the Down-MACRO Holding Shares being redeemed on such Redemption Date;

                                (iv) fourth, to reinvest in Treasuries an amount equal to the lesser of (x) the Down-MACRO Aggregate Par Amount on such Distribution Date (after deducting an amount equal to the Aggregate Par Amount of the Down-MACRO Holding Shares being redeemed on such Distribution Date), and (y) all funds remaining after satisfying priorities first through third of this Section 5.2(a);

                                (v) fifth, to make the Down-MACRO Income
         Distribution Payment to the Up-MACRO Holding Trust, if such a payment is due under the Income Distribution Agreement; and

                                (vi) sixth, to allocate for distribution as the Quarterly Distribution on the Distribution Payment Date that follows such Distribution Date all funds that are remaining after satisfying priorities first through fifth of this Section 5.2(a) to those shareholders who are registered Holders of the Down-MACRO Holding Shares on the related Distribution Record Date.

                           (b) Distributions on Redemption Dates that are not
Distribution Dates. With respect to each Redemption Date that is scheduled to occur on a date that is not a Distribution Date, the Trustee, as instructed by the Administrative Agent, will segregate a portion of the Treasuries on deposit in the Securities Account in accordance with the procedures specified in
Section 6.1(d), such that the Value of the Treasuries so segregated is equal to the product of the applicable Down-MACRO Redemption Percentage for such Redemption Date and the Down-MACRO Asset Amount on that Redemption Date. The Trustee, as instructed by the Administrative Agent, will then deliver Treasuries and cash with a Value equal to the Down-MACRO Settlement Payment that is owed, if any, under each Settlement Contract that is being [settled] on that Redemption Date to the Up-MACRO Holding Trustee and deliver the remaining Treasuries that were segregated to the holders of the Down-MACRO Holding Shares that are being redeemed on that Redemption Date in accordance with the procedures specified in such Section 6.1(d).

                  Section 5.3 Payment of Expenses. On each Distribution Date, the Trustee, on behalf of the Down-MACRO Holding Trust, shall apply funds on deposit in the Fee Payment Account to pay the following expenses (such expenses, the "Down-MACRO Expenses"):

                                (i) to the Administrative Agent, the expenses of negotiating and settling the purchase of Treasuries pursuant to
         Section 3.7 (exclusive of any expenses required to be borne by the Depositor or redeeming Authorized Participant as provided herein or in the Participants Agreement in connection with Paired Optional Redemptions, Paired Subsequent Issuances and Down-MACRO Recapitalization Issuances);

                                (ii) taxes, and any other governmental charges;

                                (iii) any taxes, fees and charges relating to a Paired Subsequent Issuance or Paired Optional Redemption of MACRO Units (exclusive of fees and expenses required to be borne by the Authorized Participants directing the creating or redemption of MACRO Units);

                                (iv) extraordinary legal expenses of the Trustee and auditing expenses of the Down-MACRO Holding Trust or the Down-MACRO Tradeable Trust;

                                (v) federal and state registration fees
         incurred to comply with the public registration requirements and reporting obligations thereunder for the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust as required by Section 15.2;

                                (vi) expenses of the Depositor relating to the printing and distribution of offering and marketing materials relating to the initial issuance and any Paired Subsequent Issuances or Down-MACRO Recapitalization Issuances of Down-MACRO Holding Shares or Down-MACRO Tradeable Shares (including but not limited to, associated legal, auditing, underwriting and rating agency costs); and

                                (vii) any other third-party expenses of the Down-MACRO Holding Trust or the Down-MACRO Tradeable Trust not otherwise stated above incurred by either trust, the Depositor, the Trustee, the Down-

         MACRO Tradeable Trustee, the Calculation Agent under the Calculation Agency Agreement and the Administrative Agent pursuant to actions permitted or required under this Trust Agreement, the Down-MACRO Tradeable Trust Agreement or the Calculation Agency Agreement, as applicable.

                  The Trustee shall be responsible for all other expenses incurred by it on behalf of, or in the course of, administering the Down-MACRO Holding Trust.

                  Section 5.4 Payment of Fees. On each Distribution Date, after all Down-MACRO Expenses have been paid, the Trustee, on behalf of the Down-MACRO Holding Trust, shall apply funds on deposit in the Fee Payment Account to pay the following fees (collectively, the "Down-MACRO Fees"):

                                (i) to the Trustee, the Down-MACRO Trustee Fee for the preceding Calculation Period;

                                (ii) to the Administrative Agent and the Marketing Agent, the Down-MACRO Administration and Marketing Fee for the preceding Calculation Period;

                                (iii) to MacroMarkets, the Down-MACRO Licensing Fee for the preceding Calculation Period; and

                                (iv) to MacroMarkets, the Down-MACRO
         Sublicensing Fee for the preceding Calculation Period;

                                (v) to the Calculation Agent, the Down-MACRO
         Calculation Agent Fee for the preceding Calculation Period.

                  To the extent that the funds on deposit in the Fee Payment Account are insufficient to pay in full all of the Down-MACRO Fees, such funds will be applied ratably for the payment of each Person listed above in (i),
(ii), (iv) and (v) and the remaining amount, if any, will be paid to MacroMarkets.

                  Section 5.5 Payments under the Income Distribution Agreement.

                           (a) On each Distribution Date, in accordance with
priority fifth of Section 5.2(a) and the terms of the Income Distribution Agreement, the Down-MACRO Holding Trust shall pay to the Up-MACRO Holding Trust the Down-MACRO Income Distribution Payment from amounts on deposit in the Distribution Account. If the Down-MACRO Holding Trust has no Down-MACRO Available Income on such Distribution Date, then the Down-MACRO Holding Trust shall not be required to make any payment under the Income Distribution Agreement on such Distribution Date or on any subsequent date and no interest shall accrue on any such unpaid amounts.

                           (b) On each Distribution Date, any Up-MACRO Income
Distribution Payment received from the Up-MACRO Holding Trust under the Income Distribution Agreement shall be deposited into the Distribution Account for application in accordance with Section 5.2(a) on such Distribution Date.

                  Section 5.6 Payments under the Settlement Contracts.

                           (a) On the Final Scheduled Termination Date, an
Early Termination Date or any Redemption Date occurring on a Distribution Date, in accordance with priority third of Section 5.2(a) and the terms of the Settlement Contracts, the Trustee shall cause the Down-MACRO Holding Trust to make to the Up-MACRO Holding Trust, the Down-MACRO Settlement Payment, if any, from amounts on deposit in the Distribution Account. On any Redemption Date occurring on any day other than a Distribution Date, the Trustee shall cause the Down-MACRO Holding Trust to deliver Treasuries in accordance with Section 5.2(b) and the terms of the Settlement Contracts to make an Down-MACRO Settlement Payment, if any, due under the Settlement Contracts being settled on such Redemption Date.

                           (b) On the Final Scheduled Termination Date, an
Early Termination Date or a Redemption Date, any Up-MACRO Settlement Payment received from the Up-MACRO Holding Trust under one or more Settlement Contracts shall be deposited into the Distribution Account for application in accordance with Section 5.2(a) on such date.

                                  ARTICLE VI

                  REDEMPTIONS OF THE DOWN-MACRO HOLDING SHARES
                  --------------------------------------------

                  Section 6.1 Paired Optional Redemptions.

                           (a) On any Business Day, one or more Authorized
Participants may direct the redemption of Paired Holding Shares by delivering a Redemption Order to the Trustee and the Administrative Agent (such redemption, a "Paired Optional Redemption") and satisfying the conditions set forth in this
Section 6.1. The Authorized Participants directing the Paired Optional Redemption must be the registered holders of the Paired Holding Shares which are being tendered for redemption on the records of the Depository. Alternatively, the Authorized Participants directing the Paired Optional Redemption may be holders of Up-MACRO and/or Down-MACRO Tradeable Shares and may deliver such shares to the Up-MACRO Tradeable Trust and/or the Down-MACRO Tradeable Trust to be exchanged for Up-MACRO and/or Down-MACRO Holding Shares and redeemed in a Paired Optional Redemption in accordance with the terms of the Participants Agreement.

                           (b) To effectuate a Paired Optional Redemption, the
redeeming Authorized Participants which are registered holders of Paired Holding Shares, must place a Redemption Order on the applicable Redemption Date not later than the earlier of (i) 2:00 p.m., New York City Time, and (ii) half an hour before the end of trading in the futures contracts from which the Applicable Reference Price of Crude Oil is derived.

                           On the next Business Day that follows the Redemption
Date, the redeeming Authorized Participant must transfer to the Trustee by 10:00 a.m., New York City Time, the requisite number of Paired Holding Shares constituting at least one MACRO Unit or integral multiples thereof, plus any applicable Redemption Cash Component, and provide written or electronic evidence of such deposit to the Administrative Agent in accordance with the Participants Agreement.

                           In the event that the redeeming Authorized
Participants wish to present Tradeable Shares for redemption, such Authorized Participants must transfer the requisite number of Down-MACRO and Up-MACRO Tradeable Shares equivalent to one or more MACRO Units of Paired Holding Shares plus any applicable Redemption Cash Component, to the Trustee by 10:00 a.m. New York City Time, on the third Business Day following the Redemption Date.

                           (c) The Trustee or the Administrative Agent may
reject any Redemption Order (i) if the Trustee or the Administrative Agent determines that the Redemption Order is not in proper form, (ii) Paired Holding Shares in a sufficient number to constitute one or more whole MACRO Units are not presented for redemption, (iii) if the Depositor has determined and advised the Trustee that such Redemption Order would have adverse tax consequences to the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares,
(iv) the acceptance or receipt of which would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful, (v) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to process a Paired Optional Redemption on the Redemption Date designated in such Redemption Order or (vi) if the Up-MACRO Holding Trustee has notified the Trustee that it has rejected the related Redemption Order delivered under the Up-MACRO Holding Trust Agreement for one of the reasons described in Section 6.1(c) of the Up-MACRO Holding Trust Agreement. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person for rejecting a Redemption Order pursuant to this
Section 6.1(c).

                           (d) If the date on which a Paired Optional
Redemption that is scheduled to occur is not a Distribution Date, the Administrative Agent shall perform the following calculations and take the following actions with respect to the Treasuries:

                                (i) identify each Type of Treasury on deposit in the Down-MACRO Holding Trust on such Redemption Date;

                                (ii) calculate the Value of each Treasury and the aggregate Value of the Treasuries representing each Type and, with respect to each such Type, the product of the applicable Down-MACRO Redemption Percentage and such aggregate Value (for each Type, the "Redemption Percentage Value");

                                (iii) with respect to each Type, identify and segregate Treasuries with an aggregate Value equal to the applicable Redemption Percentage Value of the Treasuries of that Type and, of the Treasuries so segregated, (A) select Treasuries with a Value equal to the Down-MACRO Settlement Payment, if any such payment is required to be made by the Down-MACRO Holding Trust on the Redemption Date pursuant to priority third of Section 5.2(a), (B) allocate the remaining Treasuries to be delivered as a Final Distribution to the Authorized Participants directing the Paired Optional Redemption pursuant to priority third of Section 5.2(a) and (C) in the event that the remaining Treasuries to be delivered as a Final Distribution exceed the amount due to the Authorized Participants directing the Paired Optional Redemption, calculate the amount to be paid by the Authorized Participants to the Down-MACRO Holding Trust to compensate the trust for the excess Value of the Treasuries being delivered to the Authorized Participants as a Final Distribution (such amount, the "Redemption Cash Component"); and

                                (iv) deliver written instructions to the Trustee identifying the Treasuries to be used to effect the Paired Optional Redemption and, of those, the Treasuries to be used for the making of the Down-MACRO


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

         Settlement Payment, if any, the Treasuries to be used to make the Final Distribution to the redeeming Holders of the Down-MACRO Holding Shares and the Redemption Cash Component to be paid by the Authorized Participants, if any.

                  Section 6.2 Mandatory Redemptions.

                           (a) On any Distribution Date following the
occurrence of an Up-MACRO Recapitalization Event and a related Up-MACRO Recapitalization Issuance, the Trustee, upon receipt of a notice from the Depositor pursuant to Section [ ] of the Up-MACRO Trust Agreement, shall redeem the applicable Down-MACRO Proportionate Mandatory Redemption Percentage of the Down-MACRO Holding Shares by making a Final Distribution to the Holders of such Down-MACRO Holding Shares pursuant to priority third of Section 5.2(a) (such redemption, an "Down-MACRO Proportional Mandatory Redemption").

                           (b) On the next Distribution Date following the
occurrence of an Down-MACRO Recapitalization Event followed by an Down-MACRO Recapitalization Issuance, the Trustee shall redeem all Down-MACRO Holding Shares that are Outstanding on such Distribution Date (other than the Down-MACRO Holding Shares that are being issued as part of the Down-MACRO Recapitalization Issuance) for a redemption price equal to $0 (such redemption, an "Down-MACRO Recapitalization Redemption"). The Down-MACRO Holding Trust shall have no further obligations with respect to the redeemed Down-MACRO Holding Shares which shall cease to be Outstanding.

                  Section 6.3 Redemptions on Early Termination Date and Final Scheduled Termination Date. On any Distribution Date that is an Early Termination Date, as determined pursuant to Section 11.2, or the Final Scheduled Termination Date, the Trustee shall redeem all of the Down-MACRO Holding Shares that are Outstanding on such Distribution Date using the funds that are on deposit in the Distribution Account, as specified in priority third of Section 5.2(a).

                  Section 6.4 Settlement of the Settlement Contracts. On any Redemption Date on which a Paired Optional Redemption occurs, the Trustee, acting together with the Up-MACRO Holding Trustee on behalf of their respective Paired Holding Trusts, shall settle one Settlement Contract for each MACRO Unit of Paired Holding Shares being redeemed. On any Redemption Date on which an Down-MACRO Proportional Mandatory Redemption occurs, the Trustee shall settle Settlement Contracts with an aggregate amount equal to twice the Aggregate Par Amount of Down-MACRO Holding Shares being redeemed in such redemption. No Settlement Contracts will be settled in connection with an Down-MACRO Recapitalization Redemption.

                  Section 6.5 Settlement.

                           (a) By 5:00 p.m. New York City Time on the Final
Scheduled Termination Date, Early Termination Date or applicable Redemption Date, if the Trustee's account at the Depository has been credited with the Paired Holding Shares being tendered for redemption, the Administrative Agent has received the electronic notice of such tender and the Trustee has received the transaction fee and the Redemption Cash Component, if applicable, payable by the redeeming Authorized Participants in accordance with Section 2.6(e), the Trustee shall deliver:

                                (i) if the relevant Redemption Date is not a Distribution Date, a Final Distribution consisting of the Treasuries and/or cash in accordance with the instructions from the Administrative Agent and in the manner specified in Section 6.1(d) by effecting the necessary transfers of Treasuries and/or cash to the Participant Custodian Account of the redeeming Authorized Participant; or

                                (ii) if the relevant date of redemption is the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date that is scheduled to occur on a Distribution Date, a Final Distribution of cash in the amount specified in priority third of Section 5.2(a) by effecting the necessary transfers of cash to the Participant Custodian Account of the redeeming Authorized Participant not later than the related Distribution Payment Date.

                           (b) The Trustee or the Administrative Agent may, in
its discretion, and will when so directed by the Depositor, suspend the right of redemption, or postpone a scheduled Redemption Date:

                                (i) for any period during which the AMEX is closed other than customary weekend or holiday closings, or trading is suspended or restricted;

                                (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Treasuries is not reasonably practicable;

                                (iii) if such redemption would cause the Down-MACRO or Up-MACRO Investment Amount to equal less than 10 million dollars; or

                                (iv) for such other period as the Depositor, the Trustee or the Administrative Agent determines to be necessary for the protection of Beneficial Owners.

                  None of the Depositor, the Trustee or the Administrative Agent will be liable to any Person for any loss or damages that may result from any such suspension or postponement.

                           (c) The Down-MACRO Holding Shares redeemed on the
Final Scheduled Termination Date, an Early Termination Date or any Redemption Date shall be cancelled by the Trustee, on behalf of the Down-MACRO Holding Trust, in accordance with the Depository's procedures.

                           (d) In the event that, with regard to the redemption
procedures as set forth in this Article VI, the provisions of this Trust Agreement and the Participants Agreement contradict in any way, the provisions of the Participants Agreement will prevail.

                                  ARTICLE VII

                          CAPITAL ACCOUNTS OF HOLDERS
                     AND OPERATION THEREOF; TAX ALLOCATIONS
                     --------------------------------------

                  Section 7.1 Capital Contributions.

                           (a) Each Holder has made an initial Capital
Contribution (as defined below) to the Down-MACRO Holding Trust in cash equal to the amount paid for its Down-MACRO Holding Shares. Except as provided for herein, a Holder shall not be required to make any further Capital Contributions to the Down-MACRO Holding Trust.

                           (b) Except as expressly set forth herein, no Holder
shall be entitled to any return of capital, interest or compensation by reason of its Capital Contributions.

                  Section 7.2 Capital Accounts; Allocations. There shall be established in respect of each Holder a separate capital account in the books and records of the Down-MACRO Holding Trust in respect of the Holder's Capital Contributions to the Down-MACRO Holding Trust (each, a "Capital Account"), to which the following provisions shall apply:

                           (a) The Capital Account of each Holder initially
shall be equal to the cash contributed in exchange for its Down-MACRO Holding Shares (each, a "Capital Contribution") and, at the end of each day shall be:

                                (i) increased by (A) an amount equal to any amounts paid with respect to Down-MACRO Holding Shares issued as part of a Paired Subsequent Issuance or an Down-MACRO Recapitalization Issuance by such Holder during such Calculation Period; and (B) such Holder's interest in the Net Profit (and items thereof) of the Down-MACRO Holding Trust on such day as allocated under Section 7.2(b); and

                                (ii) decreased by (A) any distributions made in cash by the Down-MACRO Holding Trust to such Holder on such day ; (B) the fair market value of any property other than cash distributed by the Down-MACRO Holding Trust to such Holder such day; and (C) such Holder's interest in the Net Loss (and items thereof) of the Down-MACRO Holding Trust for such Day as allocated under Section 7.2(b).

                           (b) Except pursuant to the Regulatory Allocations
set forth in Section 4.3, or as otherwise provided in this Trust Agreement, Net Profit and Net Loss (and items of each) of the Down-MACRO Holding Trust shall be provisionally allocated as of the end of each day among the Holders in a manner such that the Capital Account of each Holder immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount equal to the distributions that would be made to such Holder during such fiscal year pursuant to Article V if (i) the Down-MACRO Holding Trust were dissolved and terminated; (ii) its affairs were wound up and each Trust Asset was sold for cash equal to its book value; (iii) all Down-MACRO Holding Trust liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability); and (iv) the net assets of the Down-MACRO Holding Trust were distributed in accordance with Article V to the Holders immediately after giving effect to such allocation. The Depositor may, in its discretion, make such other assumptions (whether or not consistent with the above assumptions) as it deems necessary or appropriate in order to effectuate the intended economic arrangement of the Holders. Except as otherwise provided elsewhere in this Trust Agreement, if upon the dissolution and termination of the Down-MACRO Holding Trust pursuant to Section 14.1 and after all other allocations provided for in this Section 7.2 have been tentatively made as if this Section 7.2(b) were not in this Trust Agreement, a distribution to the Holders under Section
14.1 would be different from a distribution to the Holders under Article V then Net Profit (and items thereof) and Net Loss (and items thereof) for the fiscal year in which the Down-MACRO Holding Trust dissolves and terminates pursuant to
Section 14.1 shall be allocated among the Holders in a manner such that the Capital Account of each Holder, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distribution that would be made to such Holder during such last fiscal year pursuant to Article V. The Depositor may, in its discretion, apply the principles of this Section 7.2(b) to any fiscal year preceding the fiscal year in which the Down-MACRO Holding Trust dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 7.2(b) would likely result in distributions under Section 14.1 that are materially different from distributions under
Article V in the fiscal year in which the Down-MACRO Holding Trust dissolves and terminates.

                           (c) Before any distribution of property (other than
cash) from the Down-MACRO Holding Trust to a Holder (including without limitation, any non-cash asset which shall be deemed distributed immediately prior to the dissolution and winding up of the Down-MACRO Holding Trust), the Capital Accounts of all Holders of the Down-MACRO Holding Trust shall be adjusted and, upon the occurrence of one or more of the other events described in Section 1.704-1(b)(2)(iv)(f) of the Regulations, may be adjusted to reflect the manner in which any unrealized income, gain, loss or deduction inherent in such property (that has not been previously reflected in the Holders' Capital Accounts) would be allocated among the Holders if there were a taxable disposition of such property by the Down-MACRO Holding Trust on the date of distribution, in accordance with Section 1.704-1(b)(2)(iv)(f) and (g) of the Regulations.

                           (d) In determining the amount of any liability for
purposes of this Section 7.2, there shall be taken into account Section 752 of the Code and any other applicable provisions of the Code and any Regulations promulgated thereunder.

                           (e) Notwithstanding any other provision of this
Trust Agreement to the contrary, the provisions of this Section 7.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Code and any Regulations thereunder. The Depositor in its sole and absolute discretion and whose determination shall be binding on the Holders is hereby authorized to interpret and to modify the foregoing provisions to the extent necessary to comply with the Code and Regulations.

                  Section 7.3 Regulatory and Related Allocations.
Notwithstanding any other provision in this Article VII to the contrary, the following special allocations shall be made to the Capital Accounts of the Holder in the following order:

                           (a) Minimum Gain Chargeback. If there is a net
decrease in Partnership Minimum Gain during any taxable year, each Holder shall be specially allocated items of Down-MACRO Holding Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to the greater of (A) the portion of such Holder's share of the net decrease in such Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(d)(1), or (B) if such Holder would otherwise have an Adjusted Capital Account Deficit attributable solely to such Holder's Capital Account at the end of such taxable year, an amount sufficient to eliminate such Adjusted


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

Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Holders pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2. This Section 7.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such section of the Regulations and for purposes of this Section 7.3(a) only, each Holder's Adjusted Capital Account Deficit shall be determined prior to any other allocations with respect to such taxable year.

                           (b) Partner Minimum Gain Chargeback. Except as
otherwise provided in Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any taxable year, each Holder shall be specially allocated items of Down-MACRO Holding Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Holder's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Holder's Partner Nonrecourse Debt, as determined in accordance with Regulations Section 1.704-2. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2. This Section 7.3(b) is intended to comply with the minimum gain chargeback requirements in such Regulations and shall be interpreted consistently therewith.

                           (c) Qualified Income Offset. In the event any Holder
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Holder's Capital Account, items of Down-MACRO Holding Trust income and gain shall be specially allocated to each such Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 7.3(c) shall be made only if and to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Trust Agreement have been tentatively made as if this Section 7.3(c) were not in this Trust Agreement. This Section 7.3(c) is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1 and shall be interpreted consistently therewith.

                           (d) Nonrecourse Deductions. Any Nonrecourse
Deductions for any taxable year or other period shall be allocated to the Capital Accounts of the Holders in accordance with their respective Capital Accounts.

                           (e) Partner Nonrecourse Deductions. Any Partner
Nonrecourse Deductions for any taxable year (or portion thereof) of the Down-MACRO Holding Trust shall be allocated to the Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2.

                           (f) Gross Income Allocation. In the event any Holder
has an Adjusted Capital Account Deficit, items of Down-MACRO Holding Trust income and gain shall be specially allocated to the Capital Account of such Holder in an amount and manner sufficient to eliminate such Holder's Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 7.3(f) shall be made only if and to the extent that such

Holder's Capital Account would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII (other than this Section 7.3(f)) have been tentatively made as if this Section 7.3(f) were not in this Trust Agreement.

                           (g) Loss Allocation Limitation. No allocation of Net
Loss (or items thereof) shall be made to any Holder to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Holder.

                           (h) Curative Allocations. The allocations set forth
in this Section 7.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704 of the Code. Notwithstanding any other provision of this Trust Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Down-MACRO Holding Trust items of income, gain, loss, deduction and expense among the Holders so that, to the extent possible, the net amount of such allocations of other Down-MACRO Holding Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Holders pursuant to this Trust Agreement if the Regulatory Allocations had not been made.

                  Section 7.4 Transfer of or Change in Down-MACRO Holding Shares. The Depositor may use any convention or combination of conventions that it believes is reasonable for U.S. federal income tax purposes regarding the allocation of items of income, gain, loss, deduction and expense with respect to transferred Down-MACRO Holding Shares and redeemed Down-MACRO Holding Shares. A transferee who takes all or part of a Holder's Down-MACRO Holding Shares shall succeed to the Capital Account maintained in respect of the transferor Holder to the extent of such transfer.

                  Section 7.5 Tax Allocations. As of the end of each day, income, expense, deduction, gain or loss of the Down-MACRO Holding Trust, all as determined for U.S. federal income tax purposes, shall be allocated among the Holders pursuant to the following subsections solely for U.S. federal and other applicable tax purposes (both U.S. and non-U.S. taxes) as provided below. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss recognized by the Down-MACRO Holding Trust. Such allocations shall be made, to the extent required, in a manner consistent with the principles of Section 7.2(b).

                           (a) Except as provided in the second and third
sentences of Section 7.5(b)(ii), items of ordinary income (such as interest income), deduction and expense (such as advisory fees and brokerage fees) shall be allocated in a manner consistent with the economic allocations described in
Section 7.2.

                           (b) Items of recognized capital gain or loss from
the Down-MACRO Holding Trust's trading activities shall be allocated as follows:

                                (i) There shall be established a tax basis account with respect to each Holder's shares in the Down-MACRO Holding Trust. The initial balance of each tax basis account shall be the amount contributed to the capital of the Down-MACRO Holding Trust for such shares.

                                   (1) Each tax basis account shall be
         increased by the amount of (I) any additional contributions made with respect to such Holder's shares in the Down-MACRO Holding Trust and (II) any taxable income or gain allocated to such Holder pursuant to Section 7.5(a) above and this Section 7.5(b);

                                   (2) Each tax basis account shall be
         decreased by the amount of (I) taxable expense, deduction or loss allocated to such Holder pursuant to Section 7.5(a) above and this
         Section 7.5(b) and (II) any distribution received by such Holder with respect to its Down-MACRO Holding Shares other than as a consequence of a partial redemption of Down-MACRO Holding Shares; and

                                   (3) When any Down-MACRO Holding Trust Share
         is redeemed, the tax basis account attributable to such redeemed Down-MACRO Holding Share shall be eliminated.

                                (ii) Items of recognized capital gain shall be allocated first to each Holder who has fully or partially redeemed its Down-MACRO Holding Shares on such day up to any excess of (A) the amount received upon such redemption over (B) the tax basis account attributable to the redeemed Down-MACRO Holding Shares in the Down-MACRO Holding Trust. If the aggregate amount of recognized capital gain to be so allocated to all Holders who have redeemed Down-MACRO Holding Shares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, then items of ordinary income shall be allocated first to all such Holders up to any excess of all such amounts. If the aggregate amount of recognized capital gain and ordinary income to be so allocated to all Holders who have redeemed Down-MACRO Holding Shares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, the entire amount of capital gain and ordinary income for such Day shall be allocated among all such Holders in the ratio that each such Holder's allocable share of such excess bears to the aggregate excess of all such Holders who redeemed any of their Down-MACRO Holding Shares on such day.

                                (iii) Items of recognized capital gain
         remaining after the allocations in subsection (ii) above shall be allocated among all Holders whose Capital Accounts are in excess of their tax basis accounts (after the adjustments in subsection (ii)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses. If the aggregate amount of recognized capital gain to be so allocated is greater than the aggregate excess of all such Holders' Capital Accounts over all such tax basis accounts, the excess amount of gain shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

                                (iv) Items of recognized capital loss shall be allocated first to each Holder who has redeemed any of its Down-MACRO Holding Shares on such day up to any excess of (A) the tax basis account attributable to the redeemed Down-MACRO Holding Share over (B) the amount received upon such redemption. If the aggregate amount of recognized capital loss to be so allocated to all Holders who have redeemed any Down-MACRO Holding Shares on such day is less than the aggregate excess of all such tax basis accounts over all such amounts received upon redemption, the entire amount of loss for such Day shall be allocated among all such Holders in the ratio that each such Holder's excess bears to the aggregate excess of all such Holders who redeemed any of their Down-MACRO Holding Shares on such day.

                                (v) Items of recognized capital loss remaining after the allocations in subsection (iv) above shall be allocated among the Holders whose tax basis accounts are in excess of their Capital Accounts (after the adjustments in subsection (iv)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses. If the aggregate amount of loss to be so allocated is greater than the aggregate excess of all such tax basis accounts over all such Holders' Capital Accounts, the excess amount of recognized capital loss shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

                                (vi) The allocations of profit and loss to the tax basis accounts of Holders in respect of the Down-MACRO Holding Shares shall not exceed the allocations permitted under Subchapter K of the Code as determined by the Depositor in its sole and absolute discretion, whose determination shall be binding on the Holders.

                           (c) The allocation of income, gain, loss, deduction
and expense for U.S. federal income tax purposes set forth herein is intended to allocate such items so as to eliminate, to the extent possible, any disparity between a Holder's Capital Account and its tax basis account, consistent with principles set forth in Section 704(c) of the Code.

                  Section 7.6 Determination of Certain Matters. Notwithstanding anything express or implied to the contrary in this Trust Agreement, all matters concerning the computation of Capital Accounts and tax basis accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of income, gain, loss, deduction and expense for tax purposes, the adoption or modification of any accounting procedures, any adjustments to the books and records of the Down-MACRO Holding Trust and all matters related to liquidation and dissolution of the Down-MACRO Holding Trust shall be determined by the Depositor, in its sole and absolute discretion. Such determination shall be final and conclusive as to all Holders and be in accordance with the Code and Regulations. Notwithstanding anything expressed or implied in this Trust Agreement, in the event the Depositor, shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts and tax basis accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Holders, the Depositor may make such modification. Allocations of Net Profit and Net Loss to a Holder's Capital Account shall be made for each day as soon as practicable thereafter.

                  Section 7.7 No Deficit Makeup. Notwithstanding anything herein to the contra ry, upon the liquidation of the Down-MACRO Holding Trust, no Holder shall be required to make any contribution to the Down-MACRO Holding Trust in respect of any deficit in such Holder's Capital Account.

                  Section 7.8 U.S. Partnership Tax Treatment. It is the intent of the Holders and the Depositor that the Down-MACRO Holding Trust be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code. The Depositor may file such forms and make such elections as the Depositor deems appropriate to effect such intent.

                  Section 7.9 Definitions. For the purposes of this Trust Agreement, unless the context otherwise requires:

                           (a) "Adjusted Capital Account Deficit" shall mean,
with respect to any Holder, the deficit balance, if any, in such Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                                (i) credit to such Capital Account any amounts which such Holder is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g) and 1.704-2(i)(5); and

                                (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
         (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           (b) "Capital Account" shall have the meaning
specified in Section 7.2.

                           (c) "Capital Contribution" shall have the meaning
set forth in Section 7.2(a).

                           (d) "Code" shall mean the U.S. Internal Revenue Code
of 1986, as amended.

                           (e) "Net Loss" shall mean the net decrease in the
Down-MACRO Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Subsequent Issuance or an Down-MACRO Recapitalization Issuance made with respect to the Down-MACRO Holding Trust for such day and any decrease due to any redemptions made on such day.

                           (f) "Net Profit" shall mean the net increase in the
Down-MACRO Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Subsequent Issuance or an Down-MACRO Recapitalization Issuance made on such day and any decrease due to any distributions or redemptions made on such day.

                           (g) "Nonrecourse Deductions" shall have the meaning
set forth in Regulations Section 1.704-2(b)(1).

                           (h) "Nonrecourse Liability" shall have the meaning
set forth in Regulations Section 1.752-1(a)(2).

                           (i) "Partner Nonrecourse Debt" shall have the
meaning set forth in Regulations Section 1.704-2(b)(4).

                           (j) "Partner Nonrecourse Debt Minimum Gain" shall
have the meaning set forth in Regulations Section 1.704-2(i)(3).


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

                           (k) "Partner Nonrecourse Deductions" shall have the
meaning set forth in Regulations Section 1.704-2(i)(2).

                           (l) "Partnership Minimum Gain" shall have the
meaning set forth in Regulations Section 1.704-2(b)(2).

                           (m) "Regulations" shall mean United States Treasury
Regulations.

                           (n) "Regulatory Allocations" shall have the meaning
set forth in Section 7.3(h).

                                 ARTICLE VIII

              REPORTS TO HOLDERS OF THE DOWN-MACRO HOLDING SHARES
              ---------------------------------------------------

         Section 8.1 Reports to Holders of the Down-MACRO Holding Shares.

                           (a) On each Price Determination Day the Calculation
Agent shall publish, prior to the open of the next trading day, the Down-MACRO Underlying Value, the Up-MACRO Underlying Value, the Light Sweet Crude Oil Price, the Down-MACRO Asset Amount and the Up-MACRO Asset Amount, each as determined pursuant to Section 4.1 and Section 4.2 herein and Section 4.1 and
Section 4.2 of the Up-MACRO Holding Trust Agreement.

                           (b) On the Business Day preceding each Distribution
Date, the Trustee, together with the Administrative Agent and the Calculation Agent, will prepare and forward to the Depository, the Depositor and the Holders of Down-MACRO Holding Shares, a statement as of that Distribution Date setting forth:

                                (i) the Down-MACRO Aggregate Par Amount of the Down-MACRO Holding Trust and the Up-MACRO Aggregate Par Amount of the Up-MACRO Holding Trust on such Distribution Date;

                                (ii) the Down-MACRO Asset Amount and the
         Up-MACRO Asset Amount on such Distribution Date;

                                (iii) the Down-MACRO Underlying Value and the Up-MACRO Underlying Value for that Distribution Date and the Down-MACRO Underlying Value allocable to each Down -MACRO Holding Share and the Up-MACRO Underlying Value allocable to each Up-MACRO Holding Share, prior to any distribution being made on such Distribution Date;

                                (iv) the Down-MACRO Fees and the Up-MACRO Fees on that Distribution Date;

                                (v) the Up-MACRO Daily Fee Accrual Amount and the Down-MACRO Daily Fee Accrual Amount on that Distribution Date;

                                (vi) the Down-MACRO Earned Income Accrual
         Amount and the Up-MACRO Earned Income Accrual Amount on that Distribution Date;

                                (vii) the amount of the Down-MACRO Available
         Income in the Down-MACRO Holding Trust and the amount of the Up-MACRO Available Income in the Up-MACRO Holding Trust and the amount of the Down-MACRO Available Income and the amount of the Up-MACRO Available Income allocable to each Down-MACRO Holding Share and Up-MACRO Holding Share, respectively;

                                (viii) the Down-MACRO Income Distribution
         Payment, if any, paid by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust and the Up-MACRO Income Distribution Payment, if any, paid by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the Income Distribution Agreement on such Distribution Date;

                                (ix) the Down-MACRO Settlement Payment, if any, paid by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust and the Up-MACRO Settlement Payment, if any, paid by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the Settlement Contracts on such Distribution Date;

                                (x) the number of Down-MACRO Holding Shares and Up-MACRO Holding Shares issued in Paired Subsequent Issuances during the preceding Calculation Period;

                                (xi) the aggregate Down-MACRO Income Make-Whole Amount associated with any MACRO Unit created during such period and the Up-MACRO Income Make-Whole Amount associated with any MACRO Unit created during such period and the aggregate amount of the transaction fee payable to the Trustee;

                                (xii) the number of Down-MACRO Holding Shares and Up-MACRO Holding Shares redeemed in a Paired Optional Redemption during the preceding Calculation Period, as well as the amount of cash or Treasuries delivered in such Paired Optional Redemption;

                                (xiii) the net increase or decrease in the Down-MACRO Aggregate Par Amount and the Up-MACRO Aggregate Par Amount;

                                (xiv) the number of Down-MACRO Holding Shares redeemed in any mandatory redemptions during the preceding Calculation Period, as well as the amount of cash or Treasuries delivered in such redemptions and the number of Up-MACRO Holding Shares redeemed in any mandatory redemptions during the preceding Calculation Period, as well as the amount of cash and Treasuries delivered in such redemptions;

                                (xv) the Quarterly Distribution to be made by the Down-MACRO Holding Trust on the Distribution Payment Date and the portion of the Quarterly Distribution allocable to each Down-MACRO Holding Share; and

                                (xvi) if such Distribution Date is a Redemption Date, the Down-MACRO Redemption Percentage and the Up-MACRO Redemption Percentage.

                  On or before the fifth Business Day after each Distribution Date, the Trustee will furnish to each Person who was a Holder at any time during the current calendar year a statement containing the information set forth above. The Trustee will also furnish to each Holder, within the time periods specified herein, a notice of any merger or consolidation to which the Trustee is a party, or in the case of the Trustee's resignation, the name of the successor Trustee.

                  Any notice required to be given to a Holder of a registered certificate representing Down-MACRO Holding Shares will be mailed to the last address of the Holder set forth in the applicable Share Register.

                           (c) On the Final Scheduled Termination Date, the
Trustee, together with the Administrative Agent and the Calculation Agent, will prepare and forward to the Depository, the Depositor and the Holders of Down-MACRO Holding Shares, a statement setting forth:

                                (i) the Down-MACRO Underlying Value and the
         Up-MACRO Underlying Value on the Final Scheduled Termination Date, as calculated by the Administrative Agent in accordance with the method specified in this Trust Agreement and the Up-MACRO Holding Trust Agreement;

                                (ii) the Down-MACRO Underlying Value allocable to each Down-MACRO Holding Share and Up-MACRO Underlying Value allocable to each Down-MACRO Holding Share on the Final Scheduled Termination Date;

                                (iii) the payments to be made by either the Down-MACRO Holding Trust or the Up-MACRO Holding Trust under any Settlement Contracts that are being settled on that Final Scheduled Termination Date and the portion of such payments that are allocable to each Down-MACRO Holding Share and Up-MACRO Holding Share, respectively; and

                                (iv) the Final Distribution and the portion thereof that is allocable to each Down-MACRO Holding Share.

                           (d) Reports pursuant to the Securities Act or the
Exchange Act will be prepared by the Depositor as provided in Section 15.2 herein, and distributed by the Trustee pursuant to Section 13.1(x).

                           (e) Reports to Holders pursuant to this Section 8.1
(except for Section 8.1(a)) shall be made in accordance with accounting principles generally accepted in the United States. Such report shall be prepared separately from any other reports prepared by the Trustee for the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust.


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

                  Section 8.2 Form 8-K Disclosure. Within four Business Days (or such shorter period as required under the general instructions to Form 8-K), the Trustee shall file a Form 8-K with the SEC disclosing the occurrence of:

                                (i) a Trustee Termination Event;

                                (ii) the occurrence of a trading halt on any stock exchange on which the Up-MACRO Holding Shares are listed and the reason for such trading halt;

                                (iii) the appointment of a Successor Trustee;

                                (iv) the resignation of the Trustee, the Down-MACRO Tradeable Trustee, the Up-MACRO Holding Trustee, the Administrative Agent, the Marketing Agent or the Calculation Agent;

                                (v) the appointment of a successor
         Administrative Agent, a successor Trustee or Up-MACRO Holding Trustee;

                                (vi) the occurrence of an Down-MACRO or
         Up-MACRO Recapitalization Event;

                                (vii) the occurrence of a Termination Trigger;

                                (viii) an amendment to this Trust Agreement, the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement or the Participants Agreement, which amendment would have a material adverse effect on the rights of the Holders;

                                (ix) at the sole discretion of the Depositor, a change to the list of Authorized Participants set forth on Schedule I to the Participants Agreement; and

                                (x) any other event that would be material to the Holders of the Down-MACRO Holding Shares or notices that the Trustee must deliver in accordance with the provisions of this Trust Agreement.

                                  ARTICLE IX

                    OTHER MATTERS RELATING TO THE DEPOSITOR
                    ---------------------------------------

                  Section 9.1 Liability of the Depositor. The Depositor shall be liable in all respects for the obligations, covenants, representations and warranties of the Depositor arising under or related to this Trust Agreement. The Depositor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Depositor.

                  Section 9.2 Limitations on Liability of the Depositor. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor acting in such capacities shall be under any liability to the Down-MACRO Holding Trust, the Trustee, the Holders of the Down-MACRO Holding Shares, the Up-MACRO Holding Trust, the Down-MACRO Holding Trustee, the holders of the Up-MACRO Holding Shares or any other Person for taking any action or for refraining from taking any action in good faith in their capacities as Depositor pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Depositor or


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

any of the directors, officers, employees or agents of the Depositor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Depositor) respecting any matters arising hereunder.

                  Section 9.3 Liabilities; Indemnification.

                           (a) Notwithstanding the other provisions of this
Trust Agreement, the Depositor, by entering into this Trust Agreement, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Holder as a result of the performance of the Treasuries, market fluctuations or other similar market or investment risks associated with ownership of the Down-MACRO Holding Shares) arising out of or based on the arrangement created by this Trust Agreement or the actions of the Depositor taken pursuant hereto (to the extent that, if the Trust Assets at the time the claim is made were not used to pay in full all outstanding Down-MACRO Holding Shares, the Trust Assets would be used to pay any such losses, claims, damages or liabilities). To the extent provided in Section 10.4, the Administrative Agent will (from its own assets and not from the assets of the Down-MACRO Holding Trust) indemnify and hold harmless the Depositor against and from certain losses, claims, damages and liabilities of the Depositor as described in this Section 9.3 arising from the actions or omissions of the Administrative Agent.

                           (b) The Depositor shall indemnify and hold harmless
the Trustee and its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury (collectively, a "Loss") suffered or sustained by reason of the acts performed or omitted by the Trustee pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Depositor's duty to indemnify under this Section 9.3(b) shall not extend to any Losses (i) for which the Trustee has a right to indemnification under any other provision of this Trust Agreement, or (ii) that are caused by or result from the breach of contract by, or the fraud, negligence or willful misconduct of, the Trustee or its officers, directors, employees or agents.

                           (c) The Depositor and its members, managers,
officers, employees, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Depositor Indemnified Party") shall be indemnified by the Down-MACRO Holding Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under this Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Down-MACRO Holding Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Calculation Agent, the Administrative Agent and the Trustee. Such indemnity shall include payment from the Down-MACRO Holding Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability.


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

                                   ARTICLE X

                  MATTERS RELATING TO THE ADMINISTRATIVE AGENT
                  --------------------------------------------

                  Section 10.1 Role of the Administrative Agent. The Administrative Agent hereby acknowledges and accepts its role pursuant to its duties set forth in Sections 2.6, 2.7, 3.5, 3.6, 3.7, 4.1, 4.2, 4.3, 4.4, 5.2,
6.1, 6.2, 6.5 and 8.1 of this Trust Agreement.

                  Section 10.2 Liability of the Administrative Agent. The Administrative Agent shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken by the Administrative Agent in its capacity as Administrative Agent.

                  Section 10.3 Limitation on Liability of the Administrative Agent and Others. Neither the Administrative Agent nor any of the directors, officers, employees or agents of the Administrative Agent in its capacity as Administrative Agent shall be under any liability to the Down-MACRO Holding Trust, the Trustee, the Holders of the Down-MACRO Holding Shares, the Up-MACRO Holding Trust, the Up-MACRO Holding Trustee, the holders of the Up-MACRO Holding Shares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Administrative Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Administrative Agent or any director, officer, employee or agent of the Administrative Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Administrative Agent and any director, officer, employee or agent of the Administrative Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Administrative Agent) respecting any matters arising hereunder. The Administrative Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Administrative Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability. The Administrative Agent may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders of the Down-MACRO Holding Shares with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Holders of the Down-MACRO Holding Shares hereunder.

                  Section 10.4 Administrative Agent Indemnification of the Down-MACRO Holding Trust and the Trustee. The Administrative Agent shall indemnify and hold harmless the Down-MACRO Holding Trust, the Depositor and the Trustee and its officers, directors, employees and agents (each, an "Administrative Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Administrative Agent with respect to the Down-MACRO Holding Trust pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Administrative Agent shall not indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, negligence, or willful misconduct of the Trustee; provided, further, that the Administrative Agent shall not indemnify the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares for any liabilities, costs or expenses of the Down-MACRO Holding Trust with respect to any action taken by the Trustee at the request of the Holders of the Down-MACRO Holding Shares; provided, further, that the Administrative Agent shall not indemnify the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares as to any losses, claims or damages incurred


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

by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Down-MACRO Holding Shares or losses incurred as a result of a default in the underlying Treasuries; and provided, further, that the Administrative Agent shall not indemnify the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares for any liabilities, costs or expenses of the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Down-MACRO Holding Trust or the Holders of the Down-MACRO Holding Shares in connection herewith to any taxing authority. Indemnification pursuant to this Section 10.4 shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an Administrative Agent Indemnified Party subject to the limitations hereof. The obligations of the Administrative Agent under this
Section 10.4 shall survive the termination of the Down-MACRO Holding Trust and the resignation or removal of the Trustee.

                  Section 10.5 Delegation of Duties. In the ordinary course of business, the Administrative Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement. Any such delegations shall not relieve the Administrative Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and the Administrative Agent will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article X as if the Administrative Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of the Administrative Agent, (1) at least thirty (30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of the Administrative Agent and (2) the prior written consent of the Depositor must be obtained. Furthermore, any delegation of duties by the Administrative Agent with respect to the Down-MACRO Holding Trust shall be accompanied by the delegation of such similar duties with respect to the Up-MACRO Holding Trust, unless the prior written consent of the Depositor is obtained.

                                  ARTICLE XI

                     EARLY TERMINATION AND RECAPITALIZATION
                     --------------------------------------

                  Section 11.1 Recapitalization Events.

                           (a) If on any Price Determination Day, the
Applicable Reference Price of Crude Oil (i) decreases to an Ending Level at which the Up-MACRO Underlying Value is less than or equal to zero and (ii) remains at such level for a period of ten (10) consecutive Price Determination Days, a recapitalization event with respect to the Up-MACRO Holding Shares shall be deemed to have occurred (such event, a "Up-MACRO Recapitalization Event").

                           (b) Upon the occurrence of an Up-MACRO
Recapitalization Event, all of the Outstanding Up-MACRO Holding Shares shall be redeemed pursuant to Section 6.2 of the Up-MACRO Holding Trust Agreement and an Up-MACRO Recapitalization Issuance may be made pursuant to Section 2.7 of the Up-MACRO Holding Trust Agreement. If an Up-MACRO Recapitalization Issuance is effected and if the Aggregate Par Amount of the Up-MACRO Holding Shares issued in such Up-MACRO Recapitalization Issuance is less than twice the Aggregate Par Amount of the Outstanding Down-MACRO Holding Shares, the Trustee shall effect a Down-MACRO Proportional Mandatory Redemption pursuant to Section
6.2 hereof.


                                      60


                           (c) If on any Price Determination Day, the
Applicable Reference Price of Crude Oil (i) increases to an Ending Level at which the Down-MACRO Underlying Value is less than or equal to zero and (ii) remains at such level for a period of ten (10) consecutive Price Determination Days, a recapitalization event with respect to the Down-MACRO Holding Shares shall be deemed to have occurred (such event, a "Down-MACRO Recapitalization Event").

                           (d) Upon the occurrence of a Down-MACRO
Recapitalization Event, all of the Outstanding Down-MACRO Holding Shares shall be redeemed pursuant to Section 6.2 of this Trust Agreement in a Down-MACRO Recapitalization Redemption and a Down-MACRO Recapitalization Issuance may be made pursuant to Section 2.7 hereof. If the Aggregate Par Amount of the Down-MACRO Holding Shares issued in such Down-MACRO Recapitalization Issuance is less than the Aggregate Par Amount of the Outstanding Up-MACRO Holding Shares, the Trustee shall effect an Up-MACRO Proportional Mandatory Redemption pursuant to Section 6.2 of the Up-MACRO Holding Trust Agreement.

                           (e) In connection with an Down-MACRO
Recapitalization Issuance made following an Down-MACRO Recapitalization Event and an Down-MACRO Recapitalization Redemption, this Trust Agreement shall be amended by the parties hereto to set forth the terms of the new Down-MACRO Holding Shares, provided that no such amendment may be made in violation of the Down-MACRO Recapitalization Condition.

                  Section 11.2 Termination Triggers.

                           (a) The Down-MACRO Holding Trust shall terminate if
any one of the following events (each, a "Termination Trigger") occurs:

                                (i) the Light Sweet Crude Oil Price is not established by the NYMEX or the NYMEX refuses to make that price available to the Administrative Agent for the purposes of calculating the Down-MACRO Underlying Value for five consecutive Business Days, or the NYMEX Sublicensing Agreement is terminated by the NYMEX and no Substitute Crude Oil Price is available;

                                (ii) (A) a Down-MACRO Recapitalization Event occurs and no Down-MACRO Recapitalization Issuance is made within 30 Business Days of the Down-MACRO Recapitalization Event or (B) an Up-MACRO Recapitalization Event occurs and no Up-MACRO Recapitalization Issuance is made within 30 Business Days of the Up-MACRO Recapitalization Event;

                                (iii) any of the Down-MACRO Holding Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                                (iv) a decree or order is entered by a court having competent jurisdiction adjudging any of the Down-MACRO Holding Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust to be bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the Down-


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

         MACRO Holding Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of any of the Down-MACRO Holding Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or, in a court having jurisdiction, any of the Down-MACRO Holding Trust, the Up-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust commences a voluntary case or proceeding under the Bankruptcy Code or any other applicable law, or an involuntary case or proceeding is commenced against any of the Down-MACRO Holding Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust or the Up-MACRO Tradeable Trust, seeking any of the foregoing and such case or proceeding continues undismissed or unstayed and in effect for a period of 90 consecutive days; or

                                (v) if the Up-MACRO or Down-MACRO Investment
         Amount is reduced to less than ten (10) million dollars.

                           (b) On the next Distribution Date following the
occurrence of the Termination Trigger (the "Early Termination Date"), the Trustee and the Up-MACRO Holding Trustee shall terminate the Income Distribution Agreement and settle all of the Settlement Contracts on behalf of the Paired Holding Trusts. The Trustee will make a Final Distribution on all Outstanding Down-MACRO Holding Shares being redeemed, as set forth in Section
5.2. Upon receipt of this Final Distribution, all Outstanding Down-MACRO Holding Shares shall be deemed to be redeemed in full.

                           (c) Upon obtaining knowledge or receiving notice of
the occurrence of any Termination Trigger, the Trustee will give prompt notice of that event to the Depositor, the Administrative Agent, the Calculation Agent, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee, the Down-MACRO Tradeable Trustee and each Holder of the Up-MACRO Holding Shares.

                                  ARTICLE XII

                           TRUSTEE TERMINATION EVENTS
                           --------------------------

                  Section 12.1 Trustee Termination Events. Any one of the following events shall constitute a Trustee Termination Event (a "Trustee Termination Event"):

                           (a) to the extent that funds are available in the
Down-MACRO Holding Trust to make any Quarterly Distribution, any failure by the Trustee to make such Quarterly Distribution in the amount determined in accordance with the calculations required to be made hereunder, which failure continues unremedied for a period of two (2) or more Business Days;

                           (b) any failure by the Trustee to distribute the
proceeds of all of the Trust Assets on the Final Scheduled Termination Date, which failure continues unremedied for a period of two (2) or more Business Days;


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                           (c) to the extent that funds are available in the
Down-MACRO Holding Trust, any failure by the Trustee to make any payment required to be made under the Income Distribution Agreement or the Settlement Contracts;

                           (d) any failure by the Trustee to observe or perform
in any material respect any of its other covenants or obligations hereunder, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the Trustee by the Depositor or by not less than 25% of the Holders, voting by par amount;

                           (e) the Trustee becomes ineligible or incapable of
acting as Trustee hereunder;

                           (f) the occurrence of a Trustee Termination Event
under the Up-MACRO Holding Trust Agreement, as set forth in the Up-MACRO Holding Trust Agreement;

                           (g) the occurrence of a Trustee Termination Event
under the Down-MACRO Tradeable Trust Agreement, as set forth in the Down-MACRO Tradeable Trust Agreement; or

                           (h) the occurrence of a Trustee Termination Event
under the Up-MACRO Tradeable Trust Agreement, as set forth in the Up-MACRO Tradeable Trust Agreement.

                  Section 12.2 Force Majeure. Notwithstanding the foregoing, any delay in or failure of performance under Section 12.1 shall not constitute a Trustee Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Trustee and such delay or failure was caused by an act of God or the public enemy, terrorism, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Trustee from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Trust Agreement and the Trustee shall provide the Depositor with immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                  Section 12.3 Notification to Holders of the Down-MACRO Holding Shares. Within two (2) Business Days after the Trustee becomes aware of any Trustee Termination Event, the Trustee shall give notice thereof to the Depositor and the Holders of the Down-MACRO Holding Shares.

                                 ARTICLE XIII

                                  THE TRUSTEE
                                  -----------

                  Section 13.1 Duties of Trustee.

                           (a) The Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Trust Agreement, including:

                                (i) causing the Down-MACRO Holding Trust to make its required payments under the Income Distribution Agreement and the Settlement Contracts;


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

                                (ii) making distributions on the Down-MACRO
         Holding Shares in accordance with Section 5.2 hereof;

                                (iii) administering the Down-MACRO Holding
         Trust;

                                (iv) at the direction of the Administrative
         Agent, purchasing, and reinvesting in, Treasuries;

                                (v) paying the fees and expenses of the
         Down-MACRO Holding Trust, including but not limited to the payment of the Down-MACRO Licensing Fee;

                                (vi) administering Paired Optional Redemptions in accordance with the provisions of Section 6.1 hereof;

                                (vii) administering the creation of new MACRO Units in accordance with the provisions of Section 2.6 hereof;

                                (viii) effecting mandatory redemptions and recapitalizations in accordance with the provisions of Sections 6.2 and 11.1 hereof;

                                (ix) preparing and delivering any notices required hereunder;

                                (x) preparing and distributing reports to the Holders of the Down-MACRO Holding Shares as applicable; and

                                (xi) performing all of the other obligations required of it under this Trust Agreement and the other Transaction Documents.

                           (b) The Trustee, upon receipt of all resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments that are specifically required to be furnished to the Trustee pursuant to any provision hereof, shall examine them to determine whether they conform on their face to the requirements of this Trust Agreement. The Trustee shall give prompt written notice to the Holders of the Down-MACRO Holding Shares of any material lack of conformity of any such instrument to the applicable requirements of this Trust Agreement which would entitle a specified percentage of the Holders of the Down-MACRO Holding Shares to take any action pursuant to this Trust Agreement.

                           (c) No provision of this Trust Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that:

                                (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in


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

         accordance with the direction of Holders relating to the time, place or method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; provided that such direction is delivered by Holders evidencing not less than 66 and 2/3% of the Down-MACRO Aggregate Par Amount.

                           (d) The Trustee shall not be required to expend or
risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

                           (e) The Trustee shall have no power to vary the
corpus of the Down-MACRO Holding Trust, except as expressly provided in this Trust Agreement.

                           (f) In the event that the Calculation Agent or the
Transfer Agent and Registrar (if not also the Trustee) fails to perform any obligation, duty or agreement in the manner or on the day required under this Trust Agreement, the Trustee shall be obligated, as soon as possible upon knowledge of a Trust Officer of such failure and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner required hereunder.

                  Section 13.2 Rights of the Trustee.

                           (a) The Trustee may rely on and shall be protected
in acting, or in refraining from acting, in accord with any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Trust Agreement by the proper party or parties.

                           (b) The Trustee may consult with counsel, and any
advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder by the Trustee in good faith and in accordance with such advice or Opinion of Counsel.

                           (c) The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation in relation to this Trust Agreement at the request, order or direction of any of the Holders of the Down-MACRO Holding Shares pursuant to the provisions of this Trust Agreement unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                           (d) The Trustee shall not be personally liable for
any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement.

                           (e) The Trustee shall not be bound to make any
investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document, unless requested in writing to do so by Holders evidencing more than 25% of the Down-MACRO Aggregate Par Amount.


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

                           (f) The Trustee may execute any of the trusts or
powers granted herein or perform any duties set forth herein either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any willful misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee.

                           (g) Except as may be required by Section 13.12, the
Trustee shall not be required to make any initial or periodic examination of any documents or records for the purpose of establishing the presence or absence of defects, the compliance by the Depositor with its representations and warranties or for any other purpose.

                  Section 13.3 Trustee Not Liable for Recitals in Down-MACRO Holding Shares. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Down-MACRO Holding Shares (other than the certificate of authentication on the Down-MACRO Holding Shares). Except as set forth in Section 3.2, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of the Down-MACRO Holding Shares (other than the certificate of authentication on the Down-MACRO Holding Shares).

                  Section 13.4 Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Down-MACRO Holding Shares with the same rights as it would have if it were not the Trustee.

                  Section 13.5 Compensation. The Down-MACRO Holding Trust shall cause to be paid in the manner provided for in Section 5.4, and the Trustee shall be entitled to receive, on each Distribution Date, the Down-MACRO Trustee Fee for all services rendered by it in the execution of the Down-MACRO Holding Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The obligations of the Down-MACRO Holding Trust under this Section 13.5 shall survive the termination of the Down-MACRO Holding Trust.

                  Section 13.6 Indemnification. The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Trustee Indemnified Party") shall be indemnified from the assets of the Trust and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Trust Agreement or the administration of any Section of this Trust Agreement or that arises out of or is related to any offer or sale of Down-MACRO Holding Shares incurred without
(i) gross negligence, bad faith, willful misconduct and willful malfeasance on the part of such Trustee Indemnified Party and (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Trust Agreement, or (b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the Down-MACRO Holding Shares (which by way of illustration and not by way of limitation, include any registration statement and any amendments thereof or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act) or out of any information provided in writing by the Trustee to the Depositor for use in any registration statement or annual or other periodic report filed on behalf of the Down-MACRO Holding Trust that is not materially altered by the Depositor or omissions from that information, if provided. Such indemnity shall include payment from the Down-MACRO Holding Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Trust Agreement or the Down-MACRO Holding Trust, including any loss, liability or expense incurred in acting


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

pursuant to written directions or instructions given by the Depositor or counsel to the Down-MACRO Holding Trust to the Trustee from time to time in accordance with the provisions of this Trust Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Down-MACRO Holding Trust and the rights of all Beneficial Owners pursuant to the terms of this Trust Agreement. Any amounts payable to a Trustee Indemnified Party under this Section 13.6 may be payable in advance or shall be secured by a lien on the Trust Assets.

                  Section 13.7 Eligibility Requirements. The Trustee hereunder shall at all times: (i) be a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $15,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) hold the position of both the Trustee and the Down-MACRO Tradeable Trust Trustee. If such bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 13.7, the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 13.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.8.

                  Section 13.8 Resignation or Removal of Trustee.

                           (a) Subject to the provisions of this Section 13.8,
the Trustee may be appointed, removed or replaced without cause at any time by the Depositor, upon written notice, or with cause upon the occurrence of a Trustee Termination Event; provided, however, that the Trustee shall not be removed in accordance with this Section 13.8 until a successor Trustee possessing the qualifications to act as Trustee under Section 13.8 (a "Successor Trustee") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Depositor.

                           (b) A trustee appointed to office shall hold office
until its successor shall have been appointed by the Holders in accordance with this Trust Agreement or until its termination, removal or resignation. Any trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the trustee and delivered to the Depositor, the Trust and all of the Holders, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of a Trustee shall be effective:

                                (i) until a Successor Trustee has been
         appointed and has accepted such appointment by instrument executed by such Successor Trustee and delivered to the Trust, the Depositor and the resigning trustee; or

                                (ii) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

                           (c) If no Successor Trustee shall have been
appointed and accepted appointment as provided in this Section 13.8 within thirty (30) days after delivery to the


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

Depositor and the Trust of an instrument of resignation, the resigning Trustee may petition at the expense of the Trust any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

                           (d) No Trustee shall be liable for the acts or
omissions to act of any Successor Trustee.

                  Section 13.9 Successor Trustee.

                           (a) Any Successor Trustee appointed as provided in
Section 13.8 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument in a form acceptable to the Depositor accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the Successor Trustee all documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the Successor Trustee all such rights, powers, duties and obligations within thirty days of execution of such instrument.

                           (b) No Successor Trustee shall accept appointment as
provided in this Section 13.9 unless at the time of such acceptance such Successor Trustee is eligible under the provisions of Section 13.7.

                           (c) Upon acceptance of appointment by a Successor
Trustee as provided in this Section 13.9, such Successor Trustee shall provide prompt notice of its succession hereunder to the Depositor, and the Depositor shall file a Form 8-K indicating such change.

                           (d) Without the consent of 66 and 2/3% of the Holders
of the Down-MACRO Holding Shares, voting by Down-MACRO Aggregate Par Amount, the compensation to be paid to the Successor Trustee may not be greater than the compensation paid to the terminated Trustee hereunder.

                  Section 13.10 Merger or Consolidation.Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  Section 13.11 Appointment of Co-Trustee or Separate Trustee.

                           (a) Notwithstanding any other provisions of this
Trust Agreement, the Trustee shall have the power and may execute and deliver all instruments to appoint, at any time, one or more Persons to act as a co-trustee or co-trustees, or a separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Down-MACRO Holding Shares, such title to the Trust Assets


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

or any part thereof and, subject to the other provisions of this Section 13.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located; provided, however, that such co-trustee or co-trustees, or separate trustee or separate trustees, shall also assume the rights, duties and obligations of the Trustee under each of the Up-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement and the Up-MACRO Tradeable Trust Agreement; further provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee or separate trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility for a successor trustee under Section 13.9 and no notice to Holders of the Down-MACRO Holding Shares of the appointment of any co-trustee or separate trustee shall be required under this Section 13.11.

                           (b) Every co-trustee and separate trustee shall, to
the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee shall not be authorized to act unless the Trustee joins in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised or performed singly by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                                (ii) no co-trustee or separate trustee
         hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                                (iii) the Trustee may at any time accept the resignation of or remove any co-trustee or separate trustee.

                           (c) Any notice, request or other writing given to
the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Trust Agreement and the conditions of this Article XIII. Upon its acceptance of the trusts conferred by its instrument of appointment, each co-trustee and separate trustee shall be vested with the estates or property specified in such instrument, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

                           (d) Any co-trustee or separate trustee may at any
time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts under or in respect to this Trust Agreement


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

shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 13.12 Books, Records; Taxes; Audit.

                           (a) The Trustee shall keep proper books of record
and account of all the transactions under this Trust Agreement at its office located in New York, Boston or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the Trustee maintained by the Trustee shall be open to inspection by any person establishing to the Trustee's reasonable satisfaction that such person is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation of the MACRO Units and redemption of MACRO Units at its offices located in New York. Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. Such records shall be preserved for such times as the Depositor may direct.

                           (b) The Trustee shall provide the Depositor such
financial and other information regarding the operation of the Down-MACRO Holding Trust as may be required for the Depositor to prepare such reports and filings required under the federal securities laws as provided in Section 15.2. Unless otherwise required by applicable law or regulation, the Depositor shall be responsible for any certification of any such reports or the contents thereof, other than the certification requirements pursuant to Section 8.2 herein, and shall receive from the Trustee such representations with respect to information within the Trustee's control as shall be required for the Depositor to make such certification.

                           (c) The Trustee shall prepare or cause to be
prepared, sign (if it is determined that the Trustee's signature is required thereon) and file any tax returns required to be filed by the Down-MACRO Holding Trust. The Trustee shall also prepare or cause to be prepared all tax information required by law to be distributed to Holders of the Down-MACRO Holding Shares. The Calculation Agent and the Depositor, upon request, shall each furnish the Trustee with any information known to it that may be reasonably required in connection with the preparation of such duties set forth in the preceding two sentences.

                           (d) In no event shall the Trustee, the Depositor or
the Administrative Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of the Down-MACRO Holding Shares, which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Down-MACRO Holding Trust and the payment of such amounts shall be secured by a lien on the Down-MACRO Holding Trust. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to the Untied States taxes. This paragraph shall survive notwithstanding any termination of this Trust Agreement and the Down-MACRO Holding Trust or the resignation or removal of the Trustee.

                           (e) The accounts of the Down-MACRO Holding Trust
shall be audited, as required by law and as may be directed by the Depositor, by independent certified public accountants designated from time to time by the Depositor and the cost of such audit shall be borne by the Trustee. The report of such accountants shall be furnished by the Trustee to the Beneficial Owners upon request.


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

                  Section 13.13 Trustee May Enforce Claims Without Possession of Down-MACRO Holding Shares. All rights of action and claims under this Trust Agreement or the Down-MACRO Holding Shares may be prosecuted and enforced by the Trustee without the possession of any of the Down-MACRO Holding Shares or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Down-MACRO Holding Shares in respect of which such judgment has been obtained.

                  Section 13.14 Suits for Enforcement. If a Termination Trigger occurs and is continuing, the Trustee (or the Depositor, in the case of a Trustee Termination Event) in its discretion may proceed to protect and enforce its rights and the rights of the Holders of the Down-MACRO Holding Shares under this Trust Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Trust Agreement, in aid of the execution of any power granted in this Trust Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee (or the Depositor, in the case of a Trustee Termination Event), being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Holders of the Down-MACRO Holding Shares.

                  Section 13.15 Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Down-MACRO Holding Shares and this Trust Agreement may be served. The Corporate Trust Office shall initially be located at [
                    ]. The Trustee will give prompt notice to the Depositor and to Holders of the Down-MACRO Holding Shares of any change in the location of the Corporate Trust Office.

                                  ARTICLE XIV

                                  TERMINATION
                                  -----------

                  Section 14.1 Termination of Trust. The Down-MACRO Holding Trust and the respective obligations and responsibilities of the Depositor, the Calculation Agent, the Administrative Agent, Marketing Agent and the Trustee created hereby shall terminate on the Final Scheduled Termination Date. The Down-MACRO Holding Trust shall not terminate in the event that the Depositor is adjudged to be insolvent or is liquidated or dissolved for any reason.

                  Upon the termination of the Down-MACRO Holding Trust, the Trustee shall wind up the activities and affairs of the Down-MACRO Holding Trust and shall cause its certificate of trust to be cancelled by filing a certificate of cancellation with the New York Secretary of State, terminating the Down-MACRO Holding Trust.

                                  ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  Section 15.1 Amendment; Waiver of Past Defaults and
Termination.

                           (a) This Trust Agreement may be amended from time to
time by the Depositor and the Trustee without the consent of the Holders of Down-MACRO Holding Shares


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

(i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of this Trust Agreement, the Up-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement or the Up-MACRO Tradeable Trust Agreement, (ii) to modify any provision or add a provision to this Trust Agreement to conform it to the description of the terms of the Down-MACRO Holding Shares contained in the Prospectus, (iii) to add to the covenants, restrictions or obligations of any entity under this Trust Agreement for the benefit of the Holders of the Down-MACRO Holding Shares or to modify any provisions of this Trust Agreement, (iv) to evidence and provide for the acceptance of appointment hereunder of a Successor Trustee, and
(v) to comply with any requirements imposed by the Code, or any securities laws; provided that an opinion in form and substance satisfactory to the Depositor that such amendment will not cause the Down-MACRO Holding Trust to be treated as an association taxable as a corporation is delivered in connection with any amendment referenced in clause (iii) or clause (v) above. This Trust Agreement may also be amended without the consent of the Holders of the Down-MACRO Holding Shares in connection with (i) any Down-MACRO Recapitalization Issuance following an Down-MACRO Recapitalization Event, subject to satisfaction of the Down-MACRO Recapitalization Condition, and (ii) any Up-MACRO Recapitalization Issuance following an Up-MACRO Recapitalization Event, subject to satisfaction of the Up-MACRO Recapitalization Condition.

                           (b) This Trust Agreement may also be amended from
time to time by the Depositor and the Trustee, with the written consent of the Holders of Down-MACRO Holding Shares evidencing not less than 66 and 2/3% of the Down-MACRO Aggregate Par Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of the Down-MACRO Holding Shares; provided, however, that the Up-MACRO Holding Trust Agreement shall similarly be amended or modified; further provided, however, that, without the written consent of each Holder of the Down-MACRO Holding Trust and the Up-MACRO Holding Trust that would be adversely affected, no amendment may (i) modify Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3 and 5.4 or the definitions set forth therein; (ii) modify the amount or timing of any distributions that are required to be made on the Down-MACRO Holding Shares;
(iii) modify the minimum number of Paired Holding Shares that constitute a MACRO Unit; or (iv) reduce the percentage of Holders that are required to consent to any of the foregoing amendments, and if such amendment is adopted and approved by each Holder of the Down-MACRO Holding Trust, such amendment shall not be effective unless and until a similar amendment has been made to the Up-MACRO Holding Trust Agreement. The Trustee and the Depositor further agree not to amend the Income Distribution Agreement or the Settlement Contracts if such amendment would have a material adverse effect on the Holders of the Paired Holding Shares unless the Trustee has received the prior written consent of not less than 66 and 2/3% of each of the Holders of Down-MACRO Holding Shares based on the Down-MACRO Aggregate Par Amount. The Trustee shall not enter into any amendment or modification which would cause the Down-MACRO Holding Trust to be required to register as an investment company under the Investment Company Act of 1940, as amended. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Trust Agreement or otherwise.

                           (c) Promptly after the execution of any amendment or
consent pursuant to this Section 15.1, the Trustee shall furnish notification of the substance of such amendment or consent to each Holder and prepare and file a Form 8-K regarding such amendment.


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

                           (d) Where the consent of Holders is required under
this Section 15.1 in order to amend this Trust Agreement, it shall be sufficient if such consent approves the substance of the proposed amendment; the particular form of such amendment need not be approved. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders of the Down-MACRO Holding Shares shall be subject to such reasonable requirements as the Trustee may prescribe.

                           (e) Holders evidencing not less than 66 and 2/3% of
the Down-MACRO Aggregate Par Amount and the Up-MACRO Aggregate Par Amount (pursuant to theUp-MACRO Holding Trust Agreement) may, on behalf of all holders, waive any default by the Depositor, the Trustee, the Calculation Agent or the Administrative Agent in the performance of their obligations hereunder and its consequences, and the occurrence of any Termination Trigger and its consequences, except the failure to make any distributions required to be made to Holders of the Down-MACRO Holding Shares or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 15.2 Registration (Initial and Continuing) of Down-MACRO Holding Shares; Certain Securities Law Filings. The Depositor agrees to (i) prepare and file a registration statement with the SEC under the Securities Act, and take such action as is necessary from time to time to qualify the Down-MACRO Holding Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any such amendment or supplement to the registration statement or prospectus and of any order preventing or suspending the use of the prospectus, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, in such quantities as the Trustee may reasonably request, (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act, and (v) take such action as is necessary from time to time to register or qualify the Down-MACRO Holding Shares for offering and sale under the securities or blue sky laws of those states of the United States or other jurisdictions as the Depositor may select or as may be necessary to continue that registration or qualification in effect for so long as the Depositor determines that the Down-MACRO Holding Trust shall continue to offer or sell Down-MACRO Holding Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Down-MACRO Holding Trust in the manner provided for in Section 13.1(a)(iii).

                  Section 15.3 Prospectus Delivery. The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Down-MACRO Holding Shares, a copy of the relevant Prospectus, as most recently furnished to the Trustee by the Depositor, to each person submitting a Purchase Order.

                  Section 15.4 Protection of Right, Title and Interest to Trust Assets.

                           (a) The Depositor shall cause this Trust Agreement,
all amendments and supplements hereto and all financing statements, continuation statements and any other necessary documents covering the right, title and interest of the Holders of the Down-MACRO Holding Shares and of the Trustee in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders of the Down-MACRO Holding Shares and the Trustee hereunder in and to all property comprising the Trust Assets. The Depositor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

                           (b) Within 30 days after the Depositor makes any
change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Depositor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Down-MACRO Holding Trust's security interest in the Trust Assets and the proceeds thereof.

                           (c) The Depositor shall give the Trustee prompt
notice of any relocation of its principal executive offices or of any office from which it performs its duties hereunder or keeps records concerning this transaction. If, as a result of any such relocation, the applicable provisions of the UCC require the filing of any new financing statement or of any amendment to any previously filed financing or continuation statement, the Depositor shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Down-MACRO Holding Trust's security interest in the Trust Assets and the proceeds thereof. The Depositor shall at all times maintain its principal executive offices and each office from which it performs its duties hereunder within the United States.

                  Section 15.5 Limitation on Rights of Holders of the Down-MACRO Holding Shares.

                           (a) The death or incapacity of any Holder of the
Down-MACRO Holding Shares shall not operate to terminate this Trust Agreement or the Down-MACRO Holding Trust, nor shall such death or incapacity entitle the legal representatives or heirs of such Holder to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Down-MACRO Holding Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                           (b) No Holder of the Down-MACRO Holding Shares shall
have any right to vote (except as expressly provided in this Trust Agreement) or in any manner otherwise control the operation and management of the Down-MACRO Holding Trust, or the obligations of the parties hereto, nor shall any Holder of the Down-MACRO Holding Shares be under any liability to any third person by reason of any action by the parties to this Trust Agreement pursuant to any provision hereof.

                           (c) No Holder of the Down-MACRO Holding Shares shall
have any right by virtue of any provisions of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Trust Agreement unless such Holder previously has made, and unless the Holders of Down-MACRO Holding Shares representing the beneficial ownership of at least 25% of all Outstanding Down-MACRO Holding Shares have made, written request to the Trustee to institute such suit, action or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for sixty (60) days after its receipt of such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and expressly covenanted by each Holder with every other Holder and the Trustee, that no one or


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

more Holders of the Down-MACRO Holding Shares shall have any right in any manner whatsoever by virtue of or by availing itself or themselves of any provisions of this Trust Agreement to affect, disturb or prejudice the rights of any other Holder of the Down-MACRO Holding Shares, to obtain or seek to obtain priority over or preference to any other Holder of the Down-MACRO Holding Shares or to enforce any right under this Trust Agreement except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Down-MACRO Holding Shares. For the protection and enforcement of the provisions of this Section 15.5, each and every Holder and the Trustee shall be entitled to such relief as can be obtained either at law or in equity.

                  Section 15.6 Certain Rights of Holders of Down-MACRO Holding Shares; Voting. Each Holder of Down-MACRO Holding Shares shall be able to vote on all matters on which shareholders may or are required to vote under this Trust Agreement for the Down-MACRO Holding Shares. Holders of Down-MACRO Holding Shares evidencing not less than 66 and 2/3% of the Down-MACRO Aggregate Par Amount shall have the right to direct the time, place and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 15.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Trust Officer in good faith determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of Holders of the Down-MACRO Holding Shares not party to such direction; and provided further that nothing in this Trust Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and not inconsistent with such direction.

                  In accordance with Section 11.1 of the Down-MACRO Tradeable Trust Agreement, the holders of the Down-MACRO Tradeable Shares shall be able to direct the Trustee in the exercise of the voting rights associated with the Down-MACRO Holding Shares held on deposit in the Down-MACRO Tradeable Trust. Each holder of Down-MACRO Tradeable Shares shall be entitled to vote on (i) any amendments to this Trust Agreement that require the prior written consent of the shareholders as described in Section 15.1, (ii) any amendment to the Income Distribution Agreement and the Settlement Contracts, (iii) the termination of the Trustee, (iv) the appointment of a Successor Trustee, (v) the termination of the Calculation Agent, (vi) the appointment of a successor Calculation Agent, and (vii) any amendments to the certificate of trust filed with the New York Secretary of State.

                  Section 15.7 MACRO Licensing Agreement with MacroMarkets. On the Closing Date, the Trustee shall enter into the MACRO Licensing Agreement with MacroMarkets. Under such licensing agreement, MacroMarkets shall be entitled to the receipt of the Down-MACRO Licensing Fee. The Trustee, on behalf of the Down-MACRO Holding Trust, shall pay to MacroMarkets the Down-MACRO Licensing Fee in arrears on each Distribution Date from the Down-MACRO Fees.

                  Section 15.8 Governing Law; Jurisdiction. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York for any litigation arising out of or relating to this Trust Agreement and the


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

transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to the address of such party as set forth in Section 15.9 (or to the agent of such party appointed and maintained in the State of New York as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Trust Agreement or the transactions contemplated hereby in the courts of the State of New York or of the federal courts sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

                  Section 15.9 Notices.

(a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission to the following addresses:

If to the Depositor, to:                     MACRO Securities Depositor, LLC
                                             [
                                                                              ]
                                             Attention:  Samuel Masucci, III
                                             Facsimile:  (  ) [           ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Trustee, to:                       [                                ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Administrative Agent, to:          [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Marketing Agent, to:               [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

                  Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to Authorized Participants designated by the Depository for delivery to Beneficial Owners.

                           (b) Any Notice required or permitted to be given to
a Holder of the Down-MACRO Holding Shares shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Share Register. Any Notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such Notice.

                  Section 15.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement is held invalid for any reason whatsoever, then such provision shall be deemed severable from the remaining provisions of this Trust Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Down-MACRO Holding Shares or the rights of the Holders of the Down-MACRO Holding Shares.

                  Section 15.11 Down-MACRO Holding Shares Nonassessable and Fully Paid. It is the intention of the parties to this Trust Agreement that the Holders of the Down-MACRO Holding Shares shall not be personally liable for obligations of the Down-MACRO Holding Trust, that the interests in the Down-MACRO Holding Trust represented by the Down-MACRO Holding Shares shall be nonassessable for any losses or expenses of the Down-MACRO Holding Trust or for any reason whatsoever and that the Down-MACRO Holding Shares upon authentication thereof by the Trustee pursuant to Section 2.5 are and shall be deemed fully paid.

                  Section 15.12 Further Assurances. The Depositor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Trust Agreement, including the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 15.13 Non-Petition Covenant; No Proceedings.

                           (a) Notwithstanding any prior termination of this
Trust Agreement, the Trustee, the Calculation Agent, the Administrative
Agent, Marketing Agent and the Depositor shall not, prior to the date which is one year and one day after the termination of this Trust Agreement with respect to the Down-MACRO Holding Trust or the Depositor acquiesce in, petition for or otherwise invoke or cause the Down-MACRO Holding Trust or the Depositor to invoke the process of any Governmental Authority for the purpose of (x) commencing or sustaining a case against the Down-MACRO Holding Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law, (y) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Down-MACRO Holding Trust or the Depositor or any substantial part of their respective property or (z) ordering the winding-up or liquidation of the affairs of the Down-MACRO Holding Trust or the Depositor.

                           (b) Each of the Trustee, the Depositor, the
Administrative Agent and Marketing Agent and each Holder, by acceptance of its Down-MACRO Holding Share, hereby agrees that it will not institute against a Holder, or join any other Person in instituting against a Holder, on account of its ownership of an Down-MACRO Holding Share or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there has not elapsed one year plus one day since the last day on which any Down-MACRO Holding Shares shall have been Outstanding.

                  Section 15.14 No Waiver; Cumulative Remedies. No failure by the Trustee or the Holders of the Down-MACRO Holding Shares to exercise any right, remedy, power or privilege under this Trust Agreement, and no delay in such exercise, shall operate as a waiver of such right, remedy, power or privilege; nor shall any single or partial exercise of any right, remedy, power or privilege under this Trust Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Trust Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 15.15 Counterparts. This Trust Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 15.16 Third-Party Beneficiaries. This Trust Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Down-MACRO Holding Shares, the Holders of the Up-MACRO Holding Shares, the Holders of the Down-MACRO Tradeable Shares, the Holders of the Up-MACRO Tradeable Shares and their respective successors and permitted assigns. Except as otherwise expressly provided in this Trust Agreement, no other Person will have any right or obligation hereunder.

                  Section 15.17 Actions or Notices by Holders of the Down-MACRO Holding Shares.

                           (a) Wherever a provision in this Trust Agreement
states that an action may be taken or a Notice given by Holders of the Down-MACRO Holding Shares, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders of the Down-MACRO Holding Shares.

                           (b) Any Notice, request, authorization, direction,
consent, waiver or other act by the Holder of an Down-MACRO Holding Share shall bind such Holder and every subsequent Holder of such share and of any share issued upon the registration of transfer thereof, in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such share.

                  Section 15.18 Merger and Integration. Except as specifically stated otherwise herein, this Trust Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Trust Agreement. This Trust Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 15.19 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Administrative Agent and the Marketing Agent have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   MACRO SECURITIES DEPOSITOR, LLC,
                                   as Depositor


                                   By  _________________________________________
                                        Name:
                                        Title:


                                   [                                ],
                                   not in its individual capacity but solely as Trustee


                                   By  _________________________________________
                                        Name:
                                        Title:


                                   [                          ]
                                   not in its individual capacity but solely as Administrative Agent


                                   By  _________________________________________
                                        Name:
                                        Title:


                                   [                          ]
                                   not in its individual capacity but solely as Marketing Agent


                                   By  _________________________________________
                                        Name:
                                        Title:

Acknowledged and Accepted By:

[                  ],
as Up-MACRO Holding Trustee

By  __________________________
        Name:
        Title:

                                                                EXHIBIT A


                        FORM OF DOWN-MACRO HOLDING SHARE


                                   [TO COME]

                                                                EXHIBIT B


                     FORM OF INCOME DISTRIBUTION AGREEMENT


                Filed as Exhibit 4.5 to this Registration Statement

                                                                EXHIBIT C


                          FORM OF SETTLEMENT CONTRACT


                Filed as Exhibit 4.6 to this Registration Statement

                                                                 EXHIBIT D


                         FORM OF PARTICIPANTS AGREEMENT

                Filed as Exhibit 4.3 to this Registration Statement

                                                                 EXHIBIT E


                       FORM OF MACRO LICENSING AGREEMENT


                Filed as Exhibit 4.7 to this Registration Statement

                                                                 EXHIBIT F


                          NYMEX SUBLICENSING AGREEMENT


                Filed as Exhibit 4.8 to this Registration Statement

                                                                 EXHIBIT G


                    FORM OF QUARTERLY SHAREHOLDER STATEMENT


                                   [TO COME]